                                                                   EXHIBIT 10.12

                              AMENDED AND RESTATED

                                 SAN JUAN UNIT 4

                      PURCHASE AND PARTICIPATION AGREEMENT

                          Dated as of December 28, 1984

                                     BETWEEN

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                       AND

                      THE INCORPORATED COUNTY OF LOS ALAMOS

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
- -------                                                                     ----

  1    Effective Date and Termination Date . . . . . . . . . . . . . . .      6

  2    Consideration and Conveyance. . . . . . . . . . . . . . . . . . .      7

  3    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

  4    Purchase Price of San Juan Unit 4 Transfer
       Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

  5    San Juan Project Agreements . . . . . . . . . . . . . . . . . . .     16

  6    PNM as Project Manager; Construction Phases of
       Project Work. . . . . . . . . . . . . . . . . . . . . . . . . . .     18

  7    PNM as Operating Agent; Operating Work. . . . . . . . . . . . . .     20

  8    Applicability of Certain Provisions of San Juan
       Project Co-Tenancy Agreement. . . . . . . . . . . . . . . . . . .     23

  9    Entitlement to and Scheduling of San Juan Unit 4
       Power and Energy. . . . . . . . . . . . . . . . . . . . . . . . .     25

 10    Start-up and Auxiliary Power and Energy
       Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . .     26

 11    Allocation of San Juan Station Capital Betterments
       Capital Additions, Capital Replacements and Costs
       of Operating Work . . . . . . . . . . . . . . . . . . . . . . . .     26

 12    PNM's Right of First Refusal. . . . . . . . . . . . . . . . . . .     27

 13    Coal Supply . . . . . . . . . . . . . . . . . . . . . . . . . . .     32

 14    Water Supply. . . . . . . . . . . . . . . . . . . . . . . . . . .     33

 15    Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33

 16    Disputes; Arbitration . . . . . . . . . . . . . . . . . . . . . .     37

 17    Warranties and Representations. . . . . . . . . . . . . . . . . .     40

 18    Consistency of Terms. . . . . . . . . . . . . . . . . . . . . . .     44

 19    Relationship of Parties . . . . . . . . . . . . . . . . . . . . .     45

 20    Letter of Principles. . . . . . . . . . . . . . . . . . . . . . .     46

 21    Part and Section Headings . . . . . . . . . . . . . . . . . . . .     46

 22    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .     47

 23    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .     47

 24    Survival of Warranties and Representations. . . . . . . . . . . .     47

 25    Successors and Assigns. . . . . . . . . . . . . . . . . . . . . .     47

 26    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48

 27    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .     49

 28    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .     49

 29    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49

 30    Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . .     50

 31    Independent Covenants . . . . . . . . . . . . . . . . . . . . . .     50

 32    Equal Opportunity . . . . . . . . . . . . . . . . . . . . . . . .     51

 33    Filing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51

 34    Risk of Loss Prior to Closing . . . . . . . . . . . . . . . . . .     51

 35    Destruction, Damage, or Condemnation of Unit 4. . . . . . . . . .     52

 36    Nondedication of Facilities . . . . . . . . . . . . . . . . . . .     54

 37    No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . .     54

 38    Right of County to Inspect and Audit. . . . . . . . . . . . . . .     55

 39    Source of Funds for Payment:  County Obligations. . . . . . . . .     55

 Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57

Exhibit A--Definitions of Capitalized Terms
Exhibit A-1--Definitions of Cross-References
Exhibit B--Instrument of Sale and Conveyance

Annex A--Real Property
Annex B--Pollution Control

Exhibit C--Easement and License
Exhibit D--Opinions of Council
Exhibit E--Purchase Price
Exhibit F--Prepaid Items

                              AMENDED AND RESTATED

                                 SAN JUAN UNIT 4

                      PURCHASE AND PARTICIPATION AGREEMENT

     This Amended and Restated San Juan Unit 4 Purchase and Participation Agreement (this "Agreement") dated as of the 28th day of December, 1984, is between PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (hereinafter called "PNM"), and the Incorporated County of Los Alamos, New Mexico, a body politic and corporate, existing as a political subdivision under the constitution and laws of the state of New Mexico, (hereinafter called the "County"), collectively hereinafter sometimes referred to as the "Parties."

     The capitalized terms used in this Agreement, unless otherwise specifically defined herein or in Exhibit A hereto, shall have the meanings defined in the San Juan Project Agreements.
                                    RECITALS

     This agreement is made with reference to the following facts, among others:

     0.1 PNM and Tucson Electric Power Company, an Arizona corporation (hereinafter called "TEP"), are owners of the San Juan Project consisting of four coal-fired electric generating units. San Juan Units 1, 2, and 3 are jointly owned by PNM and TEP, and San Juan Unit 4 ("Unit 4") is owned 62.725 percent by PNM, 28.8 percent by M-S-R Public Power Agency

(hereinafter called "M-S-R"), and 8.475 percent by the City of Farmington, New Mexico (hereinafter called "Farmington"). The lands upon which San Juan Units 1, 2, 3, and 4 are situated are jointly owned by PNM and TEP.

     0.2 PNM and TEP have entered into the San Juan Project Agreements for the San Juan Project which establish the terms and conditions of the ownership, construction, and operation of the San Juan Project and their respective rights and obligations relating thereto.

     0.3 The New Mexico Public Service Commission ("NMPSC") has issued certificates of public convenience and necessity and location permits to PNM in NMPSC Case Numbers 1111 and 965 with respect to Units 1 and 2, and 1221 with respect to Units 3 and 4, authorizing PNM to participate with TEP in the San Juan Project. Up until 1979, PNM and TEP each owned an undivided fifty percent (50%) interest in the San Juan Project.

     0.4 In NMPSC Case Number 1452, the NMPSC issued to PNM a certificate of public convenience and necessity authorizing PNM to purchase TEP's fifty percent (50%) undivided interest in Unit 4.

     0.5 By Purchase Agreement, dated as of May 16, 1979, PNM and TEP agreed upon and consummated the purchase and sale of TEP's fifty percent (50%) undivided interest in Unit 4, with TEP retaining an option ("TEP Option") to acquire up to a twenty-eight and eight-tenths percent (28.8%) ownership interest in Unit 4 ("Ownership Interest") at a later date, on at least eight years' notice.

     0.6 PNM's acquisition of TEP's share of Unit 4 has enabled PNM to sell portions of Unit 4 to Farmington and M-S-R and to offer to sell a portion of Unit 4 to the County. All such sales and offers by PNM are from the share of Unit 4 that PNM acquired from TEP. PNM's book cost of the portion of Unit 4 acquired from TEP has a higher book cost than does the 50 percent interest in Unit 4 originally owned and retained by PNM, which interest has not been offered for sale.

     0.7 In NMPSC Cases 1675 and 1676 (consolidated), the NMPSC issued to Farmington a certificate of convenience and necessity authorizing Farmington to purchase an 8.475 percent ownership interest in Unit 4 and authorizing PNM to sell such interest to Farmington.

     0.8 On November 17, 1981, PNM and Farmington executed the San Juan Unit 4 Purchase Agreement and Participation Agreement which detailed the sale by PNM to Farmington of an 8.475 percent undivided ownership interest in Unit 4 and the participation between PNM and Farmington in the operation, construction, and ownership of Unit 4.

     0.9 On December 31, 1981, TEP and M-S-R entered into the TEP/M-S-R Agreement--Option to Acquire Ownership Interest in Unit 4 ("TEP/M-S-R Agreement"), wherein TEP agreed to sell to M-S-R and M-S-R agreed to purchase from TEP, pursuant to the terms and conditions of such agreement, on or before November 30, 1982, the TEP Option (also referred to as the "Option to Repurchase" in the May 16, 1979, Unit 4 Purchase Agreement between PNM and TEP). On December 31, 1981, TEP and M-S-R also entered into the TEP/M-S-R Agreement on Power Sales. TEP subsequently advised

PNM of those agreements. On January 5, 1982, TEP extended to PNM the right of first refusal to acquire the TEP Option upon the same terms and conditions agreed to by M-S-R. On March 5, 1982, PNM confirmed that it would not exercise its right of first refusal and that M-S-R had the right to purchase from TEP the TEP Option. The NMPSC, by Order of Hearing and Investigation, dated April 3, 1982, and docketed in NMPSC Case Number 1452, initiated an investigation into the PNM refusal to exercise its right of first refusal. At the conclusion of the investigation, the NMPSC issued an order authorizing PNM to sell the Ownership Interest in Unit 4 on or after May 1, 1995. On November 29, 1982, PNM and M-S-R executed the San Juan Unit 4 Purchase and Participation Agreement ("Purchase and Participation Agreement") which detailed the sale by PNM to M-S-R of the Ownership Interest and the participation between M-S-R and PNM in the operation and ownership of Unit 4. The Purchase and Participation Agreement was submitted to the NMPSC on December 20, 1982.

     0.10 On November 30, 1982, M-S-R gave to PNM, and PNM received from M-S-R, Notice of Exercise of Option ("Notice of Exercise of Option"), by which M-S-R exercised the TEP Option to acquire the Ownership Interest. PNM and M-S-R each determined that it would be individually and mutually beneficial to consummate the purchase, sale, and transfer of the Ownership Interest in 1983 rather than in 1995. PNM and M-S-R entered into a First Amendment ("First Amendment") to the Purchase and Participation Agreement on May 31, 1983, which amendment provided for the purchase of the Ownership Interest to occur on or before December 31, 1983.

     0.11 On September 26, 1983, PNM and M-S-R executed the San Juan Unit 4 Early Purchase and Participation Agreement ("EPPA") which detailed the sale by PNM to M-S-R of the Ownership Interest in 1983 and the participation between PNM and M-S-R in the operation and ownership of Unit 4. By order of November 21, 1983, the NMPSC in Case Number 1829 approved the sale of the Ownership Interest to M-S-R pursuant to the terms of the EPPA. Such sale was consummated on December 31, 1983.

     0.12 TEP and Alamito Company, an Arizona Corporation (Alamito), have entered into the San Juan Unit No. 3 Purchase Agreement dated October 1, 1984, which provides for the sale by TEP to Alamito of a 50 percent undivided ownership interest in San Juan Unit 3. On October 31, 1984, pursuant to said agreement, TEP transferred its 50 percent undivided ownership interest in San Juan Unit 3 to Alamito.

     0.13 Units 1, 2, 3, and 4 of the San Juan Project are in commercial operation.

     0.14 The Parties hereto have entered into a Letter of Principles ("Letter of Principles") dated March 5, 1984, relating to the terms and conditions of the sale by PNM and the purchase by the County of a 7.20 percent undivided interest in Unit 4 (the "Transfer Interest" as such term is defined in Exhibit A).

     0.15 In NMPSC Case 1925, the County has requested a certificate of public convenience and necessity authorizing the County to purchase the

County Transfer Interest. In NMPSC Case 1923, PNM has requested an order authorizing PNM to sell the Transfer Interest to the County.

     0.16 Consistent with the Letter of Principles, on November 26, 1984, the Parties hereto entered into the San Juan Unit 4 Purchase and Participation Agreement ("PPA"), which established the terms and conditions of the sale by PNM to the County of the Transfer Interest and the participation between the County and PNM in the completion of construction and the operation and ownership of Unit 4.

     0.17 The Parties now desire to amend and restate the PPA.

     NOW, THEREFORE, for the consideration enumerated in Section 2 hereof, PNM agrees to sell and convey, and the County agrees to purchase, the Transfer Interest, and the Parties agree to participate in the completion of construction and the operation and ownership of Unit 4, in accordance with the following terms and conditions:

Section 1:  EFFECTIVE DATE AND TERMINATION DATE

     1.1 EFFECTIVE DATE. This Agreement shall become effective, and the PPA shall terminate and be of no further force or effect, on the date and at the time this Agreement is executed by both PNM and the County and shall remain in effect until such date as is set forth in Section 1.2 herein; provided, however, that this Agreement shall be earlier terminated without further action (i) in the event Closing has not occurred on or before March 31, 1985 (or such other date as may be agreed upon in writing by the Parties pursuant to Section 3.1 hereof), or
(ii) pursuant to the provisions of Section 35 hereof.

     1.2 TERMINATION DATE. This Agreement shall continue in full force and effect from its Effective Date until July 1, 2022, unless sooner terminated in accordance with Sections 1.1 or 34.1 hereof or by the mutual written agreement of the Parties. In the event the term of the Co-Tenancy Agreement referred to in Section 5.1 hereof is extended, the term of this Agreement shall be extended so that the terms of both agreements shall be coterminous.

     1.3 NO EFFECT ON OWNERSHIP. Termination of this Agreement shall not affect the County's rights of ownership in the Transfer Interest.

Section 2:  CONSIDERATION AND CONVEYANCE

     2.1 CONSIDERATION. The consideration for the execution, delivery, and performance by the Parties to this Agreement is (a) the conveyance by PNM to the County of the Transfer Interest; (b) the payment by the County at Closing to PNM of the Purchase Price; and (c) the other material agreements and covenants of the Parties contained herein.

     2.2 CONVEYANCE AT CLOSING. PNM shall convey to the County at Closing the Transfer Interest by the Instrument of Sale and Conveyance and in substantially the form of Exhibit B attached hereto together with the Easement and License in substantially the form of Exhibit C attached hereto.

SECTION 3.  CLOSING

     3.1 Closing shall be held (i) on or before March 31, 1985, unless changed by the mutual written agreement of the County and PNM and (ii) at a location agreed to by PNM and the County. At the Closing the County shall pay PNM, in immediately available funds, the Purchase Price of the Transfer Interest as provided in Section 4.2 hereof and the cost of prepaid items as provided in
Section 4.3 hereof; PNM shall execute and deliver to the County an Instrument of Sale and Conveyance in substantially the form of Exhibit B hereto; the Easement and License in substantially the form of Exhibit C shall be executed and delivered; PNM and the County shall execute and deliver this Agreement and such other agreements, documents and certificates as may be appropriate, including such acknowledgement from TEP as the Parties shall agree may be necessary; and counsel for PNM and the County shall deliver the opinions described in Exhibit D hereof.

     3.2  CLOSING CONDITIONS

     3.2.1 CONDITIONS TO PNM'S OBLIGATIONS HEREUNDER. All obligations of PNM under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (or waiver in writing of such conditions by PNM):

     3.2.1.1 PNM shall not have discovered any material error, misstatement or omission in the representations and warranties made by the County in this Agreement.

     3.2.1.2 The County's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects.

     3.2.1.3 The County shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

     3.2.1.4 PNM shall have been furnished with a certified copy of the formal action of the Los Alamos County Council approving the execution of this Agreement and a certificate of the Chairman of the Los Alamos County Council dated effective the date of Closing, certifying in such detail as PNM may reasonably request to the fulfillment of the foregoing conditions.

     3.2.1.5 PNM shall have received all governmental and regulatory orders and approvals, and all releases, release of liens, mortgages and encumbrances (except Permitted Encumbrances), consents, and approvals, including the release by Irving Trust Company under the PNM Indenture of the Transfer Interest from the lien of such indenture, necessary to the execution, delivery, and performance of this Agreement by PNM. The condition of this Section 3.2.1.5 shall not be subject to waiver by PNM pursuant to Section 3.2 hereof, unless approved in writing by the County.

     3.2.1.6   Delivery of the opinion of counsel as set forth in Exhibit D-1.

     3.2.1.7 Execution of all those agreements and the closing of all those transactions which were contemplated in the Letter of Principles to be executed and closed prior to January 1, 1985.

     3.2.2 CONDITIONS TO THE COUNTY'S OBLIGATIONS HEREUNDER. All obligations of the County under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (or the waiver in writing of such conditions by the County):

     3.2.2.1 The County shall not have discovered any material error, misstatement, or omission in the representations and warranties made by PNM in this Agreement.

     3.2.2.2 PNM's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects.

     3.2.2.3 PNM shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

     3.2.2.4 The County shall have been furnished with a certificate of the Chairman of the Board or the President or a duly authorized Vice President of PNM, dated the date of Closing, (i) certifying in such detail as the County may reasonably request to the fulfillment of the foregoing conditions, and (ii) stating that the descriptions of all real and personal property referenced in Exhibit B are true and correct, and that such documents in fact correctly describe all of the Transfer Interest and related property and rights to which the County is entitled, for and in connection with the Transfer Interest.

     3.2.2.5 The County shall have received all statutory, governmental and regulatory orders and approvals necessary to the execution, delivery, and performance of this Agreement by the County. The County shall have duly adopted an ordinance authorizing the issuance of revenue bonds to finance acquisition of the Transfer Interest, and such ordinance shall have become effective in accordance with Section 3-31-4 NMSA 1978.

     3.2.2.6   Delivery of the opinion of counsel as set forth in Exhibit D-2.

     3.2.2.7 Endorsements shall have been obtained evidencing that the County shall have been added as an additional named insured on all of the policies of insurance covering the San Juan project and maintained by the Operating Agent and the Project Manager, effective as of Closing.

     3.2.2.8 Execution of all those agreements and the closing of all those transactions which were contemplated in the Letter of Principles to be executed and closed prior to January 1, 1985.

     3.3 "AS IS" SALE. THE TRANSFER INTEREST IS TO BE SOLD "AS IS" AND "WHERE IS." PNM MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER IN THIS AGREEMENT, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY, CONDITION,

SALEABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS, OR SUITABILITY FOR USE OR WORKING ORDER OF ANY OF UNIT 4, NOR DOES PNM REPRESENT OR WARRANT THAT THE USE OR OPERATION OF UNIT 4 WILL NOT VIOLATE PATENT, TRADEMARK, OR SERVICE MARK RIGHTS OF ANY THIRD PARTIES. THE COUNTY IS WILLING TO PURCHASE THE TRANSFER INTEREST "AS IS" AND "WHERE IS" AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT. Notwithstanding the foregoing, the County shall have the benefit, in proportion to its interest in Unit 4, of all the manufacturers' and vendors' warranties (to the extent such warranties are transferable or enforceable by PNM for the County's benefit) running to PNM in connection with the Transfer Interest.

     3.3.1 NOTWITHSTANDING THE FOREGOING IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT: (1) PNM expressly covenants and warrants that title to be Transfer Interest is, or will be at the date of Closing, free from all former grants, sales, taxes, assessments, liens and encumbrances (except Permitted Encumbrances), and that PNM has not otherwise encumbered or alienated such interest; and (2) nothing contained herein shall be construed to relieve PNM from its duties and obligations under the Operating, Co-Tenancy, and Construction Agreements.

Section 4:   PURCHASE PRICE OF SAN JUAN UNIT 4 TRANSFER INTEREST

     4.1 PURCHASE PRICE. The Purchase Price to be paid by the County to PNM for the Transfer Interest, exclusive of the prepaid items referred to in Section
4.3 hereof, shall be the sum of (i) forty one million two hundred fifty five thousand five hundred eighty dollars ($41,255,580.00),

(ii) adjusted by decreasing said amount for PNM depreciation from December 31, 1983 through December 31, 1984, and increasing said amount for additional capital costs with AFUDC (including but not limited to capital budget items, construction work in progress, and net plant additions), incurred from January 1, 1984 through the date of Closing (the "Adjustment Amount"), all as determined in accordance with the methodology shown on Exhibit E hereto, and (iii) four million eight hundred thousand dollars ($4,800,000). Adjustments to book cost shall reflect any credit for insurance or condemnation proceeds received by reason of any damage, destruction, condemnation or similar occurrence involving Unit 4 if such insurance or condemnation proceeds were paid to reimburse utility plant account property. Minor additional costs to complete the San Juan Project after Closing are anticipated. It is PNM's present estimate that the total of such costs allocable to the County's Transfer Interest will be approximately one hundred forty seven thousand four hundred ninety five dollars ($147,495,000).

     4.2 At Closing, the County shall pay PNM forty five million four hundred twenty eight thousand one hundred seventy one dollars ($45,428,171.00) which amount is the sum of the amounts set forth in Section 4.1 (i) and (iii) hereof, less PNM's estimate of the Adjustment Amount of six hundred twenty seven thousand four hundred nine dollars ($627,409.00). As soon as practicable after Closing, but no later than 90 days thereafter, PNM shall determine the Adjustment Amount in accordance with the methodology set forth in Section 4.1 of this Agreement. PNM shall notify the County of such Adjustment Amount and provide accounting information and work papers to substantiate such amount. In the event the actual Adjustment Amount exceeds the estimated Adjustment Amount paid at Closing, the County shall pay PNM such difference. In the event the actual Adjustment Amount is less than the estimated Adjustment paid at Closing, PNM shall pay the County such difference. Such payment, together with interest at the rate last published or quoted by Irving Trust Company, New York City, New York ("Irving Trust Company") as the prime rate of interest as of the date of Closing, from the date of Closing to the date of payment, shall be made within ten (10) days of the date that PNM delivers its Adjustment Amount determination to the County, unless the County disputes such determination.

               4.2.1 In the event the County disputes the Adjustment Amount as determined by PNM, the County shall have the right to audit the PNM books and records relating to the Adjustment Amount, in which event the audit shall be commenced within fifteen (15) days from the date PNM delivers its Adjustment Amount determination, and completed within thirty (30) thereafter. In the event the County and PNM are able to reach agreement within thirty (30) days after completion of the audit as to the Adjustment Amount, then the final audited differential due PNM or the County shall be paid within ten (10) days with interest at the rate last published or quoted by Irving Trust Company as the prime rate of interest as of the date of Closing, from the date of Closing to the date of payment. In the event the County and PNM are unable to reach agreement within thirty (30) days of completion of the audit as to the Adjustment Amount, then either Party may call for independent arbitration in accordance with the last sentence of Section 16.1 hereof, and the final arbitrated differential due PNM or due the County shall bear interest at the rate last published or quoted by Irving Trust Company as the prime rate of interest as of the date of Closing, from the date of Closing to the date of payment, which payment shall be made within 30 days of the arbitration award.

     4.3 PREPAID ITEMS. In addition to the Purchase Price to be paid by the County to PNM at Closing, the County shall pay PNM an amount equal to PNM's cost of prepaid items properly allocable to the Transfer Interest as reflected on PNM's books as of the date of Closing. The representative items for reimbursement are shown on Exhibit F. The Parties agree that an estimate of one million one hundred forty thousand four hundred fifty one dollars ($1,140,451.00) shall be used at the cost of such prepaid items to be paid at Closing. As soon after Closing as practicable, but no later than 90 days thereafter, the actual cost of such prepaid items as of the date of Closing shall be determined and, if the actual cost of the prepaid items is higher than $1,140,451.00 the County shall reimburse PNM for the difference, plus interest at the rate last published or quote by Irving Trust Company as the prime rate of interest as of the date of Closing, from the date of Closing to the date of payment, which shall be within 30 days after the determination of the actual cost of prepaid items. If the actual cost of prepaid items is less than $1,140,451.00, PNM shall reimburse the County for the difference, plus interest at the rate last published or quoted by Irving Trust Company as the prime rate of interest as of the date of Closing, from the date of Closing to the date of payment, which shall be within 30 days after the determination of the actual cost of the prepaid items. The County shall be entitled to all rights, titles and interest associated with such prepaid items and shall be entitled to audit PNM's books regarding the cost of the prepaid items.

               4.3.1 In the event the County disputes the costs of prepaid items as determined by PNM, the audit, arbitration, refund, and payment provisions of Section 4.2.1 hereof shall apply.

Section 5:  SAN JUAN PROJECT AGREEMENTS

     5.1 EXISTING PNM-TEP AGREEMENTS. The Parties recognize that the San Juan Project, as between PNM and TEP, is contractually governed by the following San Juan Project Agreements, as amended (copies of which have been provided to the County); (i) Co-Tenancy Agreement between PNM and TEP dated February 15, 1972, as amended on May 16, 1979, December 31, 1983, July 17, 1984, and October 25, 1984 ("Co-Tenancy Agreement"); (ii) San Juan Project Operating Agreement between PNM and TEP dated December 21, 1978, as amended on May 16, 1979, December 31, 1983, July 17, 1984, and October 25, 1984 ("Operating Agreement"); and (iii) San Juan Project Construction Agreement between PNM and TEP dated July 1, 1969, as amended on May 16, 1979, December 31, 1983, July 17, 1984, and October 25, 1984 ("Construction Agreement"). Inasmuch as certain sections of these agreements are incorporated herein, and as these agreements may be amended from time to time, PNM will advise the County in advance of such amendments whenever Unit 4 is involved.

     5.2 PNM-COUNTY RELATIONSHIP. The relationship between PNM and the County with respect to Unit 4 shall be governed by this Agreement. The County acknowledges that it is familiar with the San Juan Project Agreements between PNM and TEP and that such agreements govern the activities of the San Juan Project. With respect only to the PNM-County relationship, where a specific provision of this Agreement is in conflict with a provision in one or more of the San Juan Project Agreements, then the provision of this Agreement shall govern.

     5.3  PROJECT COMMITTEE VOTING RIGHTS.

     5.3.1 PNM, with the transfer of the Transfer Interest to the County, hereby consents that the County has the voting rights and obligations of a Unit Participant on San Juan Project committees as said voting rights and obligations are set forth in Modification No. 2 to each of the San Juan Project Agreements.

     5.3.2 The County hereby accepts the voting rights and obligations of a Unit Participant on San Juan Project committees as said voting rights and obligations are set forth in Modification No. 2 to each of the San Juan Project Agreements.

     5.3.3 With respect to matters involving and not solely related to Unit 4, PNM as a participant with use good faith in soliciting the

County's views on matters involving the San Juan Project which affect Unit 4. Such discussions shall be conducted by the Parties' representatives on the Coordination Committee, Engineering and Operating Committee, Auditing Committee or any other applicable committee. The requisite PNM and County committee members shall meet for the purpose of soliciting the County's views on such matters on call of either PNM or the County as often as required.

Section 6:  PNM AS PROJECT MANAGER; CONSTRUCTION PHASES OF PROJECT WORK

     6.1 The County recognizes that PNM is the Project Manager, as such term is defined in Section 5.27 of the Construction Agreement, for the San Juan Project, including Unit 4.

     6.2 PNM's responsibilities as Project Manager are governed by Sections 6.3, 6.4, and 6.5 of the Construction Agreement, as such sections may from time to time be amended.

     6.3 The County hereby appoints PNM as its agent as of the date of Closing, and PNM agrees to undertake, as the County's agent as of such date, and as principal on its own behalf, upon the terms and subject to the conditions set forth in this Agreement, the responsibility for the performance and completion of Project Work relating to Unit 4.

     6.4 After Closing, the following provisions of the Construction Agreement, as amended and as it may be amended from time to time, shall govern Unit 4 participation as between PNM and the County, with the term

"Participant" as used in such provisions being deemed to include the County as a participant in proportion to its ownership responsibilities with PNM in Unit 4 for the purposes of this Section 6.4:

     6.4.1 Section 8, "Construction Costs," except wherein specific reference is to Switchyard Facilities.

     6.4.2   Section 9, "Advances During Construction for Costs of Project
Work."

     6.4.3   Section 10, "Adjustment for Payment of Actual Construction Costs."

     6.4.4   Section 11, "Project Insurance."

     6.4.5   Section 12, "Liability."

     6.4.6   Section 13, "Authorizations and Approvals."

     6.4.7   Section 14, "Additional Agreements and Consents."

     6.4.8   Section 16, "Payment of Taxes and Costs of Land Rights."

     6.4.9 Section 21, "Administration," except that the County will have voting rights solely with respect to Unit 4 and will not have voting rights related to the other San Juan units and common facilities.

     6.4.10 Section 5, "Definitions," for definitions used in other sections of the Construction Agreement referenced herein, unless otherwise defined herein.

     6.5 All Construction Costs shall be shared by the Parties in proportion to their respective percentage ownership interests in Unit 4 and shall be advanced by them and disbursed and accounted for by the Project Manager in accordance with Sections 6.4.1, 6.4.2, and 6.4.3 hereof.

     6.6  In the event PNM in the performance of its duties pursuant to this
Section 6 incurs any liability to any third party, any amount paid by PNM on account of such liability shall be considered a Construction Cost and apportioned between the Parties pursuant to Section 6.4 hereof; provided, that the County shall receive a credit for its proportionate share of any insurance proceeds.

Section 7:  PNM AS OPERATING AGENT; OPERATING WORK

     7.1 The County recognizes that PNM is the Operating Agent, as that term is defined in Section 5.31 of the Operating Agreement, for the San Juan Project, including Unit 4.

     7.2 PNM's responsibilities as Operating Agent are governed by Section 6.3 of the Operating Agreement, as such section may from time to time be amended.

     7.3 The County hereby appoints PNM as its agent as of the date of Closing, and PNM agrees to undertake, as the County's agent as of such date, and as principal on its own behalf, upon the terms and subject to the conditions as set forth in this Agreement the responsibility for the performance of Operating Work, as that term is defined in Section 5.36 of the Operating Agreement, relating to Unit 4.

     7.4 PNM's liability as agent for the County under this Agreement and as agent for the County under any San Juan Project Agreement is expressly limited and governed by Section 21 of the Operating Agreement as such section may be amended from time to time.

     7.5 After Closing, the following provisions of the Operating Agreement, as amended and as it may be amended from time to time, shall govern Unit 4 participation as between PNM and the County with the term "Participant" as used in such provisions being deemed to include the County as a participant in proportion to its ownership interest with PNM in Unit 4 for the purposes of this
Section 7.5:

     7.5.1 Section 7, "Coordination Committee," except that the County will have voting rights solely with respect to Unit 4 and will not have voting rights related to other San Juan units and common facilities.

     7.5.2 Section 8, "Engineering and Operating Committee," except that the County will have voting rights solely with respect to Unit 4 and will not have voting rights related to other San Juan units and common facilities.

     7.5.3 Section 9, "Auditing Committee," except that the County will have voting rights solely with respect to Unit 4 and will not have voting rights related to other San Juan units and common facilities.

     7.5.4     Section 10, "Payment of Expenses by Participants."

     7.5.5     Section 11, "Initial Training Expenses."

     7.5.6     Section 12, "Materials and Supplies."

     7.5.7     Section 13, "Emergency Spare Parts."

     7.5.8     Section 14, "Annual Budgets."

     7.5.9 Section 15, "Capital Additions, Capital Betterments, and Capital Requirements."

     7.5.10    Section 16, "Operating Emergency."

     7.5.11 Section 17, "Operation and Maintenance Expenses," except wherein specific reference to Switchyard Facilities.

     7.5.12    Section 18, "Fuel Costs."

     7.5.13    Section 19, "Payment of Taxes."

     7.5.14    Section 20, "Operating Insurance."

     7.5.15    Section 21, "Liability."

     7.5.16    Section 30, "Surplus or Retired Property"

     7.5.17 Section 5, "Definitions," for definitions used in other sections of the Operating Agreement referenced herein, unless otherwise defined herein.

     7.6 After Closing, all costs of Operating Work shall be shared by the Parties pursuant to Section 11 hereof and shall be advanced by them to the Operating Agent and disbursed and accounted for by it in accordance with Section
7.5.4 hereof.

     7.7 After Closing, in the event PNM in the performance of its duties pursuant to this Section 7 incurs any liability to any third party, any amount paid by PNM on account of such liability shall be considered a cost of Operating Work and apportioned between the Parties pursuant to Section 7.6 hereof; provided, that the County shall receive a credit for its proportionate share of any insurance proceeds.

Section 8: APPLICABILITY OF CERTAIN PROVISIONS OF SAN JUAN PROJECT CO-TENANCY AGREEMENT

     8.1 After Closing, the following provisions of the Co-Tenancy Agreement, as amended and as it may be amended from time to time, shall govern Unit 4 participation as between PNM and County, with the term "Participant" as used in such provisions being deemed to include the

County as a participant in proportion to its ownership interest with PNM in Unit 4 for the purposes of this Section 8.

     8.1.1 Section 9, "Coordination Committee," except that the County will have voting rights solely with respect to Unit 4 and will not have voting related to other San Juan units and common facilities.

     8.1.2 Section 10, "Use of Facilities during Curtailments," except as modified by Service Schedule C, "Hazard Sharing," of the Interconnection Agreement between PNM and the County of even date herewith.

     8.1.3     Section 11, "Waiver of Right to Partition."

     8.1.4     Section 12, "Mortgage and Transfer of Participants' Interests."

     8.1.5     Section 14, "Severance of Improvements from Leasehold."

     8.1.6 Section 15, "Capital Additions, Capital Betterments, Capital Replacements and Retirement of San Juan Project and Participants' Solely Owned Facilities."

     8.1.7     Section 17, "Rights of Participants Upon Termination."

     8.1.8     Section 24, "Covenants Running With the Land."

     8.1.9 Section 5, "Definitions," for definitions used in other Sections of the Co-Tenancy Agreement reference herein, unless otherwise defined herein.

Section 9:  ENTITLEMENT TO AND SCHEDULING OF UNIT 4 POWER AND ENERGY

     9.1  The provisions of this Section 9 shall apply after Closing.

     9.2 Each Party shall be entitled to Power and Energy, as said terms are defined in Sections 5.39 and 5.17, respectively, of the Operating Agreement, from Unit 4 to proportion to its ownership interest in Unit 4.

     9.3 The Operating Agent shall keep the County's system dispatcher advised of the Available Operating Capacity, as such term is defined in Section 5.3 of the Operating Agreement.

     9.4 The Operating Agent shall, to the extent possible, generate power and energy at the San Juan Project in accordance with schedules submitted by each Participant and Unit Participant in Unit 4, as such schedules may be revised from time to time, as long as such schedules do not jeopardize the operation of the San Juan Project. To the extent practicable, Unit 4 shall be scheduled as a base load generating unit. If, however, a Participant or Unit Participant has scheduled an amount of power in excess of its share of the Minimum Net Generation, as such term is defined in Section 5.27 of the Operating Agreement, the other Participants and Unit Participants shall be allowed to reduce its scheduled power load amount that will maintain the unit at the Minimum Net Generation level.

     9.5 The delivery of Power and Energy from Unit 4 shall be scheduled in advance by each Participant or Unit Participant in Unit 4 and accounted for on the basis of integrated hourly actual generation, all in accordance with operating procedures established in writing by the San Juan Engineering and Operating Committee, as such term is defined in Section 5.18 of the Operating Agreement. Such operating procedures shall provide for modifying such schedules to meet the needs of day-to-day and hour-by-hour operation, including emergencies on a Party's system.

Section 10:  START-UP AND AUXILIARY POWER AND ENERGY REQUIREMENTS

     10.1  The provisions of this Section 10 shall apply after Closing.

     10.2 Each Party shall be obligated to provide in proportion to its ownership interest in Unit 4, its share of Power and Energy necessary to start-up and operate Unit 4. Advance arrangements for start-up power and energy shall be made in accordance with operating procedures established by the Engineering and Operating Committee.

Section 11: ALLOCATION OF SAN JUAN STATION CAPITAL BETTERMENTS, CAPITAL ADDITIONS, CAPITAL REPLACEMENTS AND COSTS OF OPERATING WORK

     11.1  The provisions of this Section 11 shall apply after Closing.

     11.2  With respect to San Juan Station Capital Betterments, as defined in
Section 5.6 of the Operating Agreement, Capital Additions, as defined in Section
5.5 of the Operating Agreement, Capital Replacements, as defined in Section 5.7 of the Operating Agreement, and costs of Operating Work, the Parties agree that the costs incurred by reason of this Agreement and the San Juan Project Agreements shall be distributed as follows, with the exception of costs associated solely with Switchyard Facilities for which the County will bear no cost responsibility:

     11.2.1 Costs which are directly tied to Unit 4 shall be charged in accordance with the percentage ownership of that unit.

     11.2.2 Costs which are tied to groups of units common with Unit 4 shall be charged in proportion to the ownership in that group of units.

     11.3 The costs referred to in Section 11.2 hereof shall be allocated in accordance with the Uniform System of Accounts established by the Federal Energy Regulatory Commission ("FERC").

Section 12:  PNM'S RIGHT OF FIRST REFUSAL

     12.1 PNM shall have a right of first refusal with respect to the sale or disposition of the Transfer Interest or portion thereof pursuant to the provisions of this Section 12. Such right of first refusal shall exist as of Closing and shall continue for the term of this Agreement.

     12.2 Except as otherwise specifically provided in this Section 12, should the County desire to assign, transfer, convey, or otherwise dispose of (hereinafter in this Section 12 collectively referred to as "Assign") its rights, titles, and interest in the Transfer Interest or portion thereof to any person, company, corporation, governmental agency, or other entity (hereinafter in this Section 12 referred to as "Outside Party"), PNM shall have a right of first refusal, as hereinafter described, to purchase such Transfer Interest or portion thereof for the amount and upon the terms and conditions set forth in a bona fide written offer ("Outside Offer") made by an Outside Party to which the County desires to Assign the Transfer Interest or portion thereof. PNM's exercise of its right of first refusal shall additionally include a condition that all necessary approvals to the purchase be obtained prior to closing.

     12.3 After the County's receipt of the Outside Offer and prior to its intended date to Assign, the County shall serve written notice of its intention to Assign upon PNM in accordance with Section 26 of this Agreement. Such notice shall have attached as an exhibit a copy of the Outside Offer.

     12.4 PNM shall signify its intention to purchase the Transfer Interest (or portion thereof specified in the Outside Offer) by serving written notice of such intention upon the County pursuant to Section 26 hereof within sixty (60) days after service by the County, pursuant to Section 12.3, of the written notice of intention to Assign. Failure by

PNM to serve notice as provided hereunder within the time period specified shall be conclusively deemed to be notice of its intention not to purchase the Transfer Interest (or portion thereof specified in the Outside Offer).

     12.5 When intention to purchase the Transfer Interest (or portion thereof specified in the Outside Offer) has been indicated by PNM by notice duly given as provided herein, the Parties shall thereby incur the following obligations:

     12.5.1 They shall be obligated to proceed in good faith and with diligence to obtain all required authorizations and approvals to Assign;

     12.5.2 The County shall be obligated to obtain the release of any liens imposed by or through it upon any part of the Transfer Interest (or portion thereof specified in the Outside Offer) and to Assign the Transfer Interest (or portion thereof specified in the Outside Offer) at the earliest practicable date thereafter;

     12.5.3 PNM shall be obligated to perform all terms and conditions required of it to complete the purchase of the Transfer Interest (or portion thereof specified in the Outside Offer); and

     12.5.4 The purchase of the Transfer Interest (or portion thereof specified in the Outside Offer) shall be fully consummated within six (6) months following the date upon which all notices required to be given under this Section have been duly served, unless a Party is then diligently pursuing applications to appropriate regulatory bodies (if any) for required authorizations to effect such assignment or is then diligently prosecuting or defending appeals from orders entered or authorizations issued in connection with such applications.

     12.6 If the intention to purchase the Transfer Interest (or portion thereof specified in the Outside Offer) has not been indicated by PNM by notice given within the time period specified in this Section 12, the County shall be free to Assign the Transfer Interest (or portion thereof specified in the Outside Offer) to the Outside Party that made the Outside Offer described in Section 12.2 at the price and upon the terms and conditions set forth in such Outside Offer.
If, after the date PNM received notice of the County's intention to Assign pursuant to Section 12.3, and prior to closing the transaction contemplated in the Outside Offer, the price, terms or conditions of the Outside Offer (including the date of closing) are materially changed, modified or suspended, or if the Outside Offer is determined not to be a bona fide offer, or if the Outside Party is determined not to be a ready, willing and able purchaser of the Transfer Interest (or portion thereof specified in the Outside Offer), the County must give another notice to PNM of its intention to Assign pursuant to
Section 12.3 before it shall be free to Assign the Transfer Interest or portion thereof to said Outside Party.

     12.7 Any transferee, successor or assignee, or any party who may succeed to the Transfer Interest or portion thereof, pursuant to this Section 12, shall specifically agree in writing with PNM at the time of such transfer or assignment that it will not transfer or assign all or any portion of the Transfer Interest so acquired without complying with the terms and conditions of this Section 12.

     12.8 PNM's right of first refusal shall not exist with respect to a proposed sale or other disposition of the Transfer Interest or portion thereof by the County if all of the following conditions are met:

          12.8.1 The County's entire right, title, and interest in the Transfer Interest are transferred to an entity for the primary purpose of developing or utilizing a financing arrangement under which the Transfer Interest would continue to be used to serve the Los Alamos area and such entity assumes all of the obligations of the assets transferred.

          12.8.2 The transfer of ownership to such entity will not create technical or administrative burdens on PNM's operations or materially increase costs with respect to Unit 4 over those existing under ownership by the County, as reasonably determined by PNM.

          12.8.3 Any such transfer shall not detract from PNM's rights under this Agreement or any other agreement resulting from the Letter of Principles, including, but not limited to PNM's rights of first refusal set forth in this Section 12.

Section 13:  COAL SUPPLY

     13.1 PNM agrees that, after Closing, the supply of coal for the County's ownership share of Unit 4 is to be acquired by PNM as Operating Agent for the County and will be provided under the following terms:

          13.1.1 The price the County will pay PNM for coal will always be the price paid by both PNM and TEP for coal required for their ownership shares of the San Juan Project. Such pricing will be pursuant to the Coal Sales Agreement in effect on the date of Closing and as it may be amended; provided, however, that no amendment shall thereafter be made that is inconsistent with any of the principles noted in this Section 13.

     13.2 The quality of coal available to Unit 4 shall be the same as that made available to San Juan Units 1, 2, and 3. Coal will be priced uniformly with respect to all four units of the San Juan Project and the availability of coal will be shared by all four units in proportion to their generating capabilities.

     13.3 The Coal force majeure pile(s) for the San Juan Project are owned in proportion to ownership in the units with the cost of coal in each pile determined at the time the pile is established. The County will carry its proportionate share of any costs associated with any coal force majeure pile(s).

Section 14:  WATER SUPPLY

     14.1 PNM agrees that, after Closing, the supply of water for the San Juan Project (including water for the County's ownership share of Unit 4 and water for any other Participant's ownership share in the San Juan Units) is to be acquired by PNM as Operating Agent and will be provided under the following terms:

          14.1.1 The price the County will pay PNM for water will always be the price paid by both PNM and TEP for water required for their ownership shares of the San Juan Project.

          14.1.2 The quality of the water available to Unit 4 shall be same as that made available to San Juan Units 1, 2, and 3. Water will be priced uniformly with respect to all four units of the San Juan Project and the availability of water will be shared by all four units in order that any curtailment of generating capacity due to water shortage will be borne pro rata by each unit.

Section 15:  DEFAULTS

     15.1 Each Party hereby agrees that it shall pay all monies and carry out all other duties and obligations agreed to be paid and/or performed by it pursuant to all of the terms and conditions set forth and contained in this Agreement.

     15.2 In the event of a default by either Party in any of the terms and conditions of this Agreement, then, within ten (10) days after written notice has been given by the nondefaulting Party to the other Party of the existence and nature of the default, the defaulting Party shall remedy such default either by paying the necessary funds and/or commencing to render the necessary performance. In the event the defaulting Party fails to so remedy such default, the nondefaulting Party shall, as soon as reasonably practical, advance the necessary funds and/or commence to render the necessary performance to cure the default on behalf of the defaulting Party.

     15.3 In the event of a default by a Party in any of the terms and conditions of this Agreement, and the giving of notice as provided in Section
15.2 hereof, the defaulting Party shall take all steps necessary to cure such default as promptly and completely as possible and shall pay promptly upon demand to the nondefaulting Party the total amount of money and/or the reasonable equivalent in money of nonmonetary performance, if any, paid and/or made by such nondefaulting Party in order to cure any default by the defaulting Party, together with interest thereon, to be calculated monthly, at the lesser of (i) the prime lending rate established and last published or quoted by Irving Trust Company or (ii) the maximum rate of interest legally chargeable, from the date of payment by the nondefaulting Party or from the date of completion of performance of a disputed obligation to the date of payment by the defaulting Party or from the date of completion of performance of a disputed obligation to the date of reimbursement by the defaulting Party.

     15.4 In the event that a Party shall dispute the existence or nature of a default asserted in a notice given pursuant to Section 15.2 hereof, then such Party shall pay the disputed payment or perform the disputed obligation, but may do so under protest. The protest shall be in writing, shall accompany the disputed payment or precede the performance of the disputed obligation, and shall specify the reasons upon which the protest is based. Copies of such protest shall be mailed by such Party to the other Party. Payments not made under protest shall be deemed to be correct, except to the extent that periodic or annual audits may reveal over or under payments by a Party, necessitating adjustments. In the event it is determined by arbitration, pursuant to the provisions of this Agreement or otherwise, that a protesting Party is entitled to a refund of all or any portion of a disputed payment or payments or is entitled to the reasonable equivalent in money of nonmonetary performance of a disputed obligation theretofore made, then, upon such determination, the nonprotesting Party shall pay such amount to the protesting Party, together with interest thereon, to be calculated monthly, at the lesser of (i) the prime lending rate established and last published or quoted by Irving Trust Company, or (ii) the maximum rate of interest legally chargeable, from the date of payment by the Protesting Party or from the date of completion of performance of a disputed obligation to the date of reimbursement by the nonprotesting Party.

     15.5 Unless otherwise determined by a board of arbitrators, in the event a default by any Party in the payment or performance of any obligation under this Agreement shall continue for a period of six (6) months or more without having been cured by the defaulting party or without such party having commenced or continued action in good faith to cure such default, or in the event the question of whether an act of default exists becomes the subject of an arbitration pursuant to Section 16 hereof, and such act continues for a period of six (6) months following a final determination by a board of arbitrators or otherwise that an act of default exists and the defaulting Party has failed to cure such default or to commence such action during said six (6) month period, then, at any time thereafter and while said default is continuing, the nondefaulting Party, by written notice to the defaulting party, may suspend the right of the defaulting Party (i) to be represented on and participate in the actions of any committee, and (ii) to receive all or any part of its proportionate share of Power and Energy in which event:

          15.5.1 During the period that such suspension is in effect, the nondefaulting Party (i) shall bear all of the operation and maintenance costs, insurance costs and other expenses, otherwise payable by the defaulting Party under this Agreement, and (ii) shall be entitled to schedule and receive for its account the generation entitlement of the defaulting Party.

          15.5.2 A defaulting Party shall be liable to the nondefaulting Party for all costs and expenses, less associated fuel costs, incurred by such nondefaulting Party pursuant to Section 15.5.1 hereof.

          15.5.3 The suspension of a defaulting Party shall be terminated and its full rights hereunder restored when all of its defaults have been cured and all costs, less associated fuel costs, incurred by the nondefaulting Party pursuant to Section 15.5.1 hereof have been paid by the defaulting Party or other arrangements suitable to the nondefaulting Party have been made.

     15.6 In addition to the remedies provided for in Section 15.5 hereof, the nondefaulting Party may, in submitting a dispute to arbitration in accordance with the provision of Section 16 hereof, request that the board of arbitrators determine what additional remedies may be reasonably necessary or required under the circumstances which give rise to the dispute. The board of arbitrators may determine what remedies are necessary or required in the premises, including but not limited to the conditions under which Unit 4 may be operated economically and efficiently during the period when the defaulting Party's right to receive its proportionate share of Power and Energy is suspended.

Section 16:  DISPUTES; ARBITRATION

     16.1 In the event that a dispute between the Parties should arise under this Agreement, except for a dispute regarding the Purchase Price or the cost of prepaid items, which shall be subject to the provisions of Sections 4.2 and 4.3 hereof, such dispute shall first be submitted to the Parties' respective members on the San Juan Project Engineering and Operating Committee for resolution. In the event the Parties' Engineering and Operating Committee members are unable to resolve such dispute within ninety (90) days after submission, the dispute shall be referred for resolution to the next higher level of management of both Parties as determined by each Party's management structure. If such dispute has not been resolved within thirty (30) days after such referral, either Party may thereafter call for submission of such dispute to arbitration in the manner hereinafter set forth, which call shall be binding upon the Parties to the extent permitted by law.

     16.2 The Party calling for arbitration shall give written notice to the other Party, setting forth in such notice in adequate detail the nature of the dispute, the amount or amounts, if any, involved in such dispute, and the remedy sought by such arbitration proceedings, and, within twenty (20) days from receipt of such notice, the other Party may, by written notice to the first Party, prepare its own statement of the matter at issue and set forth in adequate detail additional related matters or issues to be arbitrated. Thereafter, the Party first submitting its statement of the matter at issue shall have ten (10) days in which to submit a rebuttal statement.

     16.3 Within ten (10) days following the submission of the rebuttal statement, if any, or if none is submitted, then not later than forty (40) days after the initial notice, the Parties shall meet for the purpose of selecting arbitrators. Each Party shall designate an arbitrator. The arbitrators so selected shall meet within twenty (20) days following their selection and shall select one additional arbitrator. If the arbitrators selected by the Parties, as herein provided, shall fail to select such additional arbitrator within said twenty (20) days period, such third arbitrator shall be selected by the Chief Judge of the Federal District of New Mexico consistent with the qualifications required herein. The arbitrators shall be persons skilled and experienced in the field with gives rise to the dispute and no person shall be eligible for appointment as an arbitrator who is an officer, employee or otherwise interested in either of the Parties to the dispute or in the matter to be arbitrated.

     16.4 The questions which may be submitted to arbitration pursuant to this
Section 16 shall include the question of whether the right to arbitrate exists.

     16.5 The arbitrators shall hear evidence submitted by the respective Parties and may call for additional information, which additional information shall be furnished by the Party having such information. The decision of a majority of the arbitrators shall be binding upon both Parties, to the extent permitted by law. In the event such decision requires action which is unlawful for a Party to perform, such Party shall substitute equivalent lawful action acceptable to the other Party.

     16.6 This agreement to arbitrate shall be specifically enforceable and the award of the arbitrators shall be final and binding upon the Parties to the extent provided by the laws of the State of New Mexico. Any award may be filed with the Clerk of any Court having jurisdiction over the Parties or either of them against whom the award is rendered, and, upon such filing, such award, to the extent permitted by the laws of the jurisdiction in which the award is filed, shall be specifically enforceable or shall form the basis of a declaratory judgment or other similar relief.

     16.7 The fees and expenses of the arbitrators shall be shared equally by the Parties unless the decision of the arbitrators shall specify some other apportionment of such fees and expenses. All other expenses and costs of the arbitration shall be borne by the Party incurring the same.

     16.8 In the event that either Party shall attempt to institute or to carry out the provisions herein set forth in regard to arbitration, and such Party shall not be able to obtain a valid and enforceable arbitration decree, such Party shall be entitled to seek legal remedies in a Court having jurisdiction in the premises, and the provisions in this Agreement referring to decisions of a board of arbitrators shall be then deemed applicable to final decisions of such Court.

Section 17:  WARRANTIES AND REPRESENTATIONS

     17.1 The Parties hereto warrant and represent to each other the matters hereinafter set forth in this Section 17.

     17.2 The County hereby covenants, warrants, and represents to PNM as follows: (i) the County is a body politic and corporate, existing as a political subdivision under the Constitution and laws of the state of New Mexico, and has the requisite power and authority to own an 7.20 percent undivided ownership interest in Unit 4; (ii) the execution, delivery, and performance of this Agreement by the County have been duly and effectively authorized by all requisite action by the County; (iii) the County has full power and authority to execute this Agreement and this Agreement has been duly executed and delivered by the County and is the legal, valid, and binding obligation of the County enforceable against it in accordance with its terms; (iv) the County will have duly and validly obtained by Closing from the NMPSC all consents and approvals necessary to the execution, delivery and performance of this Agreement and no other regulatory or governmental or other approval is required to be obtained for the County's purchase of the Transfer Interest (or if any other regulatory or governmental or other approval is required, it has been duly obtained); (v) the Los Alamos County Council approval hereof is in all respects valid and will be effective on or before Closing and any other required actions or approvals necessary to the execution, delivery, and performance of this Agreement have been obtained; (vi) those requirements under Chapter 260, Laws of 1979 of the State of New Mexico, as amended to date of Closing, which are materially applicable to the transaction contemplated herein have been complied with by the County; (vii) the execution and delivery of this Agreement and compliance with the provisions hereof will not conflict with or constitute on the part of the County a breach of or a default under existing law, court, or administrative regulation, decree or order to which the County is subject or any agreement, ordinance, indenture, mortgage, lease, or other instrument by which the County is or may be bound; and
(viii) except for the NMPSC and FERC proceedings specifically contemplated by this Agreement, there is no action, suit, proceeding, inquiry, or investigation at law or in equity or before or by any public board or body pending or, to the County's knowledge, threatened against or affecting the County, or to the County's knowledge, any basis therefor, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the County's performance of its obligations under this Agreement.

     17.3 PNM hereby covenants, warrants, and represents to the County as follows: (i) PNM is a corporation duly organized, validly existing and in good standing as a public utility under the laws of the State of New Mexico and has corporate power and authority to own its undivided ownership interest in Unit 4 and to carry on its business as it is then being conducted; (ii) the execution, delivery, and performance of this Agreement by PNM have been duly and effectively authorized by all requisite corporate action; (iii) PNM has full power and authority to execute this Agreement and this Agreement has been duly executed and delivered by PNM and is the legal, valid, and binding obligation of PNM enforceable against it in accordance with its terms; (iv) PNM will have duly and validly obtained by Closing from the NMPSC and the FERC all consents and approvals necessary to the execution, delivery and performance of this Agreement, and all releases, release of liens, mortgages, trusts, security agreements, financing statements, waivers, consents, approvals, including the release (which may be delivered simultaneously with the payment of the Purchase Price for the Transfer Interest at Closing) by Irving Trust Company under the PNM Indenture of the Transfer Interest from the lien of such indenture, necessary to the execution, delivery and performance of this agreement by PNM, and no other regulatory or governmental or other approval is required (or if any other regulatory or governmental or other approval is required, it has been duly obtained); (v) the execution and delivery of this Agreement and compliance with the provisions hereof and thereof will not conflict or constitute on the part of PNM a breach of or a default under existing law, court or administrative regulation, decree or order to which PNM is subject, or any agreement, ordinance, indenture, mortgage, lease or other instrument by which PNM is or may be bound; (vi) immediately prior to Closing, PNM will be the owner of the Transfer Interest and entitled to sell such Transfer Interest to the County;
(vii) the title and conveyance of the Transfer Interest from PNM to the County will be at Closing free and clear of all taxes and assessments, liens, trusts, mortgages and encumbrances except Permitted Encumbrances; and (viii) except for the NMPSC and FERC proceedings specifically contemplated by this Agreement, and except as set forth in reports filed by PNM with the Securities and Exchange Commission on Forms 10-K, 10-Q, or 8-K, for the period ending December 31, 1982, through the date of Closing, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any public board or body pending or, to PNM's knowledge, threatened against or affecting PNM, or to PNM's knowledge, any basis therefore, wherein any unfavorable decision, ruling or finding would have a material adverse effect on PNM's performance of its obligations under this Agreement, (ix) neither TEP nor M-S-R nor any other person has the option to purchase the Transfer Interest or any interest therein, and (x) PNM has paid or will pay its allocable share of all ad valorem taxes due and owing with respect to the San Juan Project, and acknowledges that the County shall have no liability for ad valorem taxes with respect to the San Juan Project which are attributable to any period prior to the date of Closing.

     17.4 The County and PNM each covenant, warrant and represent to each other that they respectively will not take any action, or omit to take any action, which would impair their ability to respectively covenant, warrant and represent herein, and again as of the date of Closing, that the matters set forth in Sections 17.2 and 17.3 hereof are true in all material respects as of such dates. The County and PNM further covenant, warrant and represent to each other that they respectively will use their best efforts to prevent or correct any actions taken, or any omissions to act, by third parties which would impair the Parties from respectively covenanting, warranting and representing to each other herein, and again as of the date of Closing, that the matters set forth in Sections 17.2 and 17.3 hereof are true in all material respects as of such dates.

     17.5 Subject to the provisions of Sections 17.4 hereof and any changes contemplated thereunder, and subject to Section 30 hereof, the County and PNM shall again covenant, warrant, and represent, as of the date of Closing, that the matters set forth in Sections 17.2 and 17.3 hereof respectively are true in all material respects.

Section 18:  CONSISTENCY OF TERMS

     18.1 The terms and provisions of this Agreement, together with documents attached hereto as Exhibits, and any amendments hereto, shall be read in pari materia and are to be construed as a whole. If any term or provision is found to be illegal or inconsistent or incompatible with the provisions as a whole, said provision is hereby eliminated and the remaining provisions are to remain in full force and effect; provided, however, that if the absence of the eliminated provision substantially renders this Agreement destructive of the original intentions of the Parties, the Parties agree to negotiate in good faith to amend this Agreement in order to restore to the maximum extent practicable the original intentions of the Parties.

Section 19:  RELATIONSHIP OF PARTIES

     19.1 The covenants, obligations, and liabilities of the Parties are intended to be several and not joint or collective, and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation, or liability on or with regard to one or both of the Parties. Each Party shall be individually responsible for its own covenants, obligations, and liabilities as herein provided. No Party shall be under the control of or shall be deemed to control any other Party or the Parties in a group. No Party shall be the agent of or have a right or power to bind any other Party without its express written consent, except as expressly provided in this Agreement.

     19.2 After Closing, the Project Manager and Operating Agent shall be the agent of the Parties and shall exercise in good faith such authority as is conferred upon it by this Agreement.

     19.3 The Parties hereby elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1954, or such portion or portions thereof as may be permitted or authorized by the Secretary of the Treasury or his delegate insofar as such subchapter, or any portion or portions thereof, may be applicable to the Parties under this Agreement.

     19.4 PNM, as agent for the County, Project Manager and Operating Agent, will use prudent utility practice in performance of construction project work, and in operation and maintenance of the project, insofar as it affects Unit 4, and shall keep the County informed as to the construction, operation, and maintenance of the project insofar as the same affects Unit 4.

Section 20:  LETTER OF PRINCIPLES

     20.1 The terms and provisions of this Agreement fully carry out and incorporate the terms and conditions of the Letter of Principles that are applicable to the County and PNM with respect to the sale of PNM and the purchase by the County of the Transfer Interest, and said terms and conditions of the Letter of Principles are hereby superseded.

Section 21:  PART AND SECTION HEADINGS

     21.1 The headings to each Section of this Agreement are for reference only and are not to be read as a part of this Agreement.

Section 22:  AMENDMENTS

     22.1 This agreement shall not be amended except by written instrument executed on behalf of both Parties.

Section 23:  GOVERNING LAW

     23.1 This Agreement is made under and shall be governed by the laws of the State of New Mexico, including those laws which govern the rights and obligations of municipalities and governmental entities and their public employees.

Section 24:  SURVIVAL OF WARRANTIES AND REPRESENTATIONS

     24.1 All warranties and representations made herein shall be as of the date specified herein and such warranties and representations shall survive Closing.

Section 25:  SUCCESSORS AND ASSIGNS

     25.1 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     25.2 No assignment of the Transfer Interest or portion thereof, whether to PNM or to an Outside Party, shall relieve the County from full liability and financial responsibility for performance after any such assignment of (i) all obligations and duties incurred by the County prior to such assignment under the terms and conditions of this Agreement, and (ii) all obligations and duties provided and imposed after such assignment upon the County under the terms and conditions of this Agreement unless and until the assignee shall agree in writing with PNM to assume such obligations and duties; provided, however, that the County shall not be relieved of any of its obligations and duties by an assignment under Section 12, without the express prior written consent of PNM, unless such assignee shall have proven to be financially and operationally responsible for a period of two years subsequent to the assignment; and provided further that the provisions of this Section 25.2 shall not be applicable to any assignment of the Transfer Interest by the County to PNM.

Section 26:  NOTICES

     26.1 Any notice, demand, or request provided for in this Agreement shall be deemed properly served, given, or made if delivered in person or sent by registered or certified mail, postage prepaid, to the persons specified below:

     26.1.1    Public Service Company of New Mexico
               c/o Secretary
               Alvarado Square
               Albuquerque, NM  87158

     26.1.2    Incorporated County of Los Alamos
               c/o Utilities Manager
               Post Office Box 30
               Los Alamos, NM  87544

     26.2 Any Party may, at any time, by written notice to the other Party, designate different persons or different addresses for the giving of notices hereunder.

Section 27:  COUNTERPARTS

     27.1 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 28:  FURTHER ASSURANCES

     28.1 From time to time after the Closing PNM and the County will execute such instruments of conveyance and other documents, upon the request of the other, as may be necessary or appropriate, to carry out the intent of this Agreement.

Section 29:  WAIVER

     29.1 No waiver by a Party of its rights with respect to a default under this Agreement or with respect to any other matter arising in connection with this Agreement, shall be effective unless the nondefaulting Party waives its respective rights in writing with respect thereto and any such waiver shall not be deemed to be a waiver with respect to any subsequent default or matter. No delay, short of the statutory period of limitations, in asserting or enforcing any right hereunder shall be deemed a waiver or such right.

Section 30:  FORCE MAJEURE

     30.1 Neither Party shall be considered to be in default in the performance of any of the obligations hereunder (other than obligations of the Parties to pay costs and expenses) if failure of performance shall be due to uncontrollable forces ("Uncontrollable Forces"). The term Uncontrollable Forces shall mean any cause beyond the control of the Party affected, including but not limited to failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor dispute, sabotage, and restraint by court order or public authority or failure to obtain approval from a necessary governmental authority, which by exercise of due diligence and foresight such Party could not reasonably have been expected to avoid and which by exercise of due diligence it shall be unable to overcome. Nothing contained herein shall be construed so as to require a Party to settle any strike or labor dispute in which it may be involved. Either Party rendered unable to fulfill any obligations by reason of Uncontrollable Forces shall exercise due diligence to remove such inability with all reasonable dispatch.

Section 31:  INDEPENDENT COVENANTS

     31.1 The covenants and obligations set forth and contained in this Agreement are to be deemed to be independent covenants, not dependent covenants, and the obligations and covenants to be kept and performed are not conditioned on the performance by the other Party of all of the covenants and obligations to be kept and performed by a Party.

Section 32:  EQUAL OPPORTUNITY

     32.1 PNM and the County are equal opportunity employers. During the term of this Agreement, PNM and the County agree to abide by all applicable equal employment opportunity laws, rules, and regulations. PNM and the County agree that they will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin and will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. The parties will comply with all provisions of Executive Order 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

Section 33:  FILING

     33.1 This Agreement shall be subject to filing with competent regulatory authority, in the exercise of its lawful jurisdiction.

Section 34:  RISK OF LOSS PRIOR TO CLOSING

     34.1 In the event Unit 4 should be destroyed, damaged or condemned prior to Closing, the Parties hereto and other parties who have an ownership interest in and generation entitlement to Unit 4 shall jointly determine whether to repair, restore, or reconstruct the damaged, destroyed or condemned facility. Should the County elect not to participate in the repair, restoration, or reconstruction of the damaged, destroyed, or condemned facility, then this Agreement shall thereupon terminate and PNM and the other aforementioned parties shall be entitled to proceed in such manner as it or they may determine. Should the Parties elect to repair, restore, or reconstruct the damaged, destroyed, or condemned facility, and should construction be underway on the date set for Closing, the Closing shall occur without postponement.

     34.2 Before Closing, the County may purchase and maintain such insurance as it determines necessary to insure against the risk of loss to its interests by damage to, or destruction of, Unit 4. Any such insurance shall contain a waiver of subrogation in favor of PNM, and its insurers, with provisions reasonably acceptable to PNM. By requiring such waiver of subrogation, it is not the intent of the Parties to modify the provisions of Section 7.4 of this Agreement. Upon Closing, PNM shall cause the County to be added as an additional named insured on each of the insurance policies provided under the San Juan Project Agreements.

Section 35:  DESTRUCTION, DAMAGE OR CONDEMNATION OF UNIT 4 AFTER CLOSING

     35.1 Notwithstanding any provision to the contrary in the San Juan Project Agreements, the provisions of this Section 35 shall govern Unit 4 after Closing. For the purpose of this Section 35, "Parties" shall include all parties who have, at the time of the event or action contemplated by this Section 35.1, both an ownership interest in and generation entitlement to Unit 4.

     35.2 If all, or substantially all, of the Unit 4 should be destroyed, damaged, or condemned, then the Parties may elect to repair, restore, or reconstruct the damaged, destroyed, or condemned facilities in such a manner as to restore the facilities to substantially the same general character or use as the original, or to such other character or use as the Parties may then mutually agree. In the event of such election, it shall be the obligation of the Parties to pay for the costs of such repair, restoration, or reconstruction in accordance with the percentage ownership interests of the respective Parties in such facilities, and, upon completion thereof, the Parties' rights, titles and interests shall be as provided in this Agreement.

     35.3 In the event of an election by the Parties not to repair, restore, or reconstruct the damaged, destroyed, or condemned facilities, the proceeds from any insurance or from any award shall be distributed to the Parties in accordance with the respective percentage ownership interests in and to such facilities. The facilities not destroyed, damaged, or condemned shall be disposed of by the Parties in a manner to be mutually agreed upon, and the proceeds from such disposition shall be distributed in accordance with the percentage ownership interests of the respective Parties in such facilities.

     35.4 In the event the Parties cannot agree to repair, restore, or reconstruct the damaged, destroyed, or condemned facilities then the Party or Parties electing to restore, reconstruct, or repair may do so at its own expense providing that payment at salvage value is first made to the withdrawing Party or Parties. In such event the withdrawing Party or

Parties has no further obligation or benefit under this Agreement, except for obligations incurred prior to such withdrawal.

     35.5 In the event that less than substantially all of Unit 4 is destroyed, damaged, or condemned, then it shall be the obligation of the Parties to repair, restore, or reconstruct the damaged, destroyed, or condemned equipment and facilities in such a manner as to restore such equipment and facilities to substantially the same general character or use as existed prior to the destruction, damage, or condemnation. Each Party shall be obligated to pay its proportionate share of the costs of such restoration or reconstruction to the extent not covered by insurance or condemnation proceeds.

Section 36.  NONDEDICATION OF FACILITIES

     36.1 The Parties do not intend to dedicate and nothing in this Agreement shall be construed as constituting a dedication by any Party of its properties or facilities, or any part thereof to any other Party or to the customers of any Party.

Section 37.  NO THIRD PARTY BENEFICIARIES

     37.1 Except as otherwise specifically provided in this Agreement, the Parties do not intend to create rights in or to grant remedies to any third party as a beneficiary of this Agreement or of any duty, covenant, obligation, or undertaking established herein.

Section 38.  RIGHT OF COUNTY TO INSPECT AND AUDIT

     38.1 It is expressly understood and agreed, notwithstanding any provision contained herein or any provision in the San Juan Project Agreements to the contrary, that the County shall have the right, at reasonable times and places, to inspect the premises and to audit any books or records which in any way pertain to Unit 4 or the Transfer Interest, including inspection and audit of any facilities or common facilities which in any way affect the Transfer Interest.

Section 39:  SOURCE OF FUNDS FOR PAYMENT:  COUNTY OBLIGATIONS

     39.1 Obligations of the County under this Agreement shall not constitute the general obligations or indebtedness of the County within the meaning of
Article IX, Section 12 of the Constitution of New Mexico and shall never constitute a charge against the general credit or taxing power of the County.

     39.2 Payment of the purchase price and payment for the acquisition and construction of the Transfer Interest shall be payable from the proceeds of utility system revenue bonds which, together with the interest accruing thereon and any prior redemption premium due in connection therewith, shall be special obligations of the County and shall be payable and collectible solely from the net revenues of the utility system, in accordance with the County Charter and applicable state statutes, which income has been irrevocably so pledged.

     39.3 Payment by the County of other obligations under this Agreement shall be limited to the available revenues specified for such purposes under the Charter and applicable state statutes, ordinances and indenture of the County authorizing utility system revenue bonds and any limitations imposed by Section 3-24-16 NMSA 1978. The County agrees that such ordinances and indenture shall be consistent with this Section 39. Obligations under this Agreement which constitute operation and maintenance expenses of the utility system shall be payable from the gross revenues of the utility system and shall be payable prior to payment of debt service on revenue bonds of the utility system. Other obligations hereunder are payable from the net revenues of the utility system (after payment of operation and maintenance expenses and debt service on revenue bonds of the utility system).

     39.4 PNM's right under this Agreement shall not be abrogated or abridged by any amendment to the County Charter or applicable state statutes which become effective subsequent to the date hereof.

     39.5 The failure of the County to pay its obligations hereunder shall constitute a default under Section 15. Such default shall not be excused by reason of insufficiency of revenues of the utility system or for any other reason whatsoever.

               IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.

                              PUBLIC SERVICE COMPANY OF NEW MEXICO


                              By:   /s/ J. L. Wilkins
                                   --------------------------

                              Its:  Senior Vice President
                                   -----------------------------

                              INCORPORATED COUNTY OF LOS ALAMOS COUNTY
Attest:

/s/ Marguerite Cantrell, Deputy    By:   /s/ Sidney Singer
- -------------------------------    ------------------------------
County Clerk
                                   ------------------------------
                                   Chairman, County Council



                                   By:  /s/ Fred A. Gross, Jr.
                                       ------------------------------

                                        ------------------------------
                                        Chairman, Board of
                                        Public Utilities

STATE OF NEW MEXICO )
                    )    ss
COUNTY OF BERNALILLO)

    The foregoing instrument was acknowledged before me this 21st day of December, 1984 by J. L. Wilkins, a Senior Vice President of Public Service Company of New Mexico, a New Mexico corporation, on behalf of said Corporation.


                              /s/ Sherry Leeson
                              -------------------------------
                              NOTARY PUBLIC


My Commission Expires:  July 1, 1988             [SEAL]



- ---------------------------

STATE OF NEW MEXICO              )
                                 )  ss
INCORPORATED COUNTY OF LOS ALAMOS)

    The foregoing instrument was acknowledged before me this 28th day of December, 1984 by Sidney Singer, Chairman of the Los Alamos County Council, and Fred A. Gross, of the Incorporated County of Los Alamos, a political subdivision under the constitution and laws of the State of New Mexico, on behalf of said County.


                              /s/ Marguerite K. Cantrell
                              --------------------------------
                              NOTARY PUBLIC

My Commission Expires:
                                            [SEAL]
August 11, 1988
- ---------------------

                                   EXHIBIT "A"
                        DEFINITIONS OF CAPITALIZED TERMS

NOTE: For capitalized terms not found in this Exhibit "A," refer to Definitional Cross-Reference Exhibit "A-1."

AFUDC:  Allowance for Funds Used During Construction.

COUNTY:  Incorporated County of Los Alamos, New Mexico.

CLOSING: The meeting by the Parties hereto which results in the conclusion of all transactions relating to the sale by PNM of the Transfer Interest to the County, including but not limited to the payment by the County to PNM of the Purchase Price, the execution and delivery of this Purchase and Participation Agreement and all agreements, documents, and certificates contemplated hereby and delivery of opinions of counsel referred to herein.

COAL SALES AGREEMENT: That certain Coal Sales Agreement between San Juan Coal Company and PNM and TEP, dated August 18, 1980, and effective as of December 1, 1980, as amended on September 30, 1981 and October 28, 1983, as in effect on the date hereof and as may from time to time be amended.

FARMINGTON:  The City of Farmington, New Mexico.

INSTRUMENT OF SALE AND CONVEYANCE: The conveyance by PNM to the County of the Transfer Interest in the form of Exhibit B.

LETTER OF PRINCIPLES: The Letter of Principles between PNM, the County and the Department of Energy, dated March 5, 1984 and entitled "Letter of Principles among Public Service Company of New Mexico, Los Alamos County, and United States of America, Department of Energy."

M-S-R:  M-S-R Public Power Agency.

NMPSC:  New Mexico Public Service Commission.

PARTIES:  PNM and the County, except as provided in Section 35.

PERMITTED ENCUMBRANCES:

    (a) Liens for taxes, assessments or governmental charges for the then current year; and liens for taxes, assessments or governmental charges, workmen's compensation awards and similar obligations not then due and delinquent or which can be paid without penalty;

    (b) Liens for taxes, assessments or governmental charges already due (or liens incidental to construction for indebtedness already due) but the validity of which is being contested at the time by PNM in good faith;

    (c) Easements, licenses, restrictions, exceptions, reservations or other outstanding interests in or against any property and/or rights of way of PNM created or existing by way of, or for the purpose of, public highways, private roads, railroads, railroad sidetracks, pipelines, gas transportation lines, transmission lines, transportation lines, distribution lines, telegraph or telephone lines, mains, ditches, and other like purposes; water power rights of the state or others; and building and use restrictions;

    (d) Any obligations or duties affecting the property of PNM to any municipality or public authority with respect to any franchise, grant, license or permit;

    (e) Defects in titles to overflow and flood lands and rights, and in titles to rights of way for transmission lines, distribution lines, mains, ditches, telephone lines, telegraph lines or for other purposes of PNM, over public or private property, none of which, in the opinion of counsel for PNM materially impairs the use of the property affected thereby in the operation of the business of PNM;

    (f) Rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provisions of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of PNM or otherwise to control or regulate any property of PNM;

    (g) Rights granted or created or burdens assumed by PNM under agreements for the joint use of poles and equipment, and similar agreements; and burdens created under any law or governmental regulation or permit requiring PNM to maintain certain facilities or perform certain acts as a conditions of PNM's occupancy of or interference with any public lands or any river or stream or navigable waters or bridge or highway;

    (h) Any right of use, ingress, egress, partition, easement, license or reservation, contractual or otherwise, of any joint owner in any property, plant, system or facility owned by PNM jointly with other persons and any lien securing indebtedness of any such joint owner, neither payable by, nor assumed nor guaranteed by, PNM existing as to any undivided interest of such other joint owner in such jointly owned property.

    (i) Unfiled, inchoate mechanics' and materialmen's liens for construction work in progress and any other undetermined liens and charges incidental to current construction;

    (j) Workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens, if any, arising in the ordinary course of business.

    (k) All the following, if they do not individually or in the aggregate materially impair the use of the Transfer Interest or materially detract from the value thereof to the County, viz.: any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title or other encumbrances to which the Transfer Interest may be subject; and

    (l) The rights of PNM, TEP, Farmington and M-S-R under existing agreements relating to San Juan Project; and

    (m) Patent reservations of either the United States of America or the State of New Mexico.

PNM:  Public Service Company of New Mexico.

PNM INDENTURE: The Indenture of Mortgage and Deed of Trust between PNM and Irving Trust Company, as Trustee, dated as of June 1, 1947, as amended and supplemented.

PURCHASE PRICE: The Purchase Price of the Transfer Interest to be paid by the County to PNM at Closing, calculated in accordance with Section 4 hereof.

SAN JUAN PROJECT: Four-unit coal-fired electric generating plant constructed or under construction at the San Juan Site. The San Juan Project includes all facilities, structures, transmission and distribution lines incident to the four-unit electric generating plant; provided, however, that the San Juan Project shall not include distribution and transmission lines owned exclusively by a Party or TEP (such as 12.47 kV distribution system), equipment in the Switchyard Facilities owned exclusively by a Party OR TEP, and coal processing facilities owned by a third party.

SAN JUAN PROJECT AGREEMENTS: Those Agreements specified in Section 5.1 of this Agreement, as such Agreements have been amended and as the same may be amended from time to time.

SAN JUAN STATION:  Same as "San Juan Project."

TRANSFER INTEREST: The Transfer Interest to be received by the County from PNM at Closing pursuant to this Agreement. This is an undivided 7.20 percent interest in Unit 4 from that 50 percent interest in Unit 4 purchased by PNM from TEP (but not the portion thereof subject to the option to reacquire a 28.8 percent interest in Unit 4 which is now owned by M-S-R) pursuant to the San Juan Unit 4 Purchase Agreement between PNM and TEP, dated May 16, 1979, including generator, turbine, coal-handling facilities, pollution control facilities, cooling towers, start-up and step-up transformers, material and supply inventories, initial fuel supply (if any), tools and equipment (to the extent the cost of such tools and equipment is included in the Purchase Price), and an allocated share of common facilities, including those assets reflected in Exhibit E, placed in service prior to Closing, together with other assets and interests described in the Instrument of Sale and Conveyance, and in the Easement and License, attached as Exhibits B and C, respectively, to this Agreement.

TEP:  Tucson Electric Power Company.

UNIT 4: Unit 4 of the San Juan Project (sometimes referred to herein as San Juan Unit 4), presently having a net output of approximately 472 MW, including, but not limited to cooling tower and the pollution control systems and facilities relating thereto (situated on but excluding that certain real property more particularly described in Annex A to Exhibit B hereto), which began commercial operation on April 27, 1982, and is presently owned 62.725 percent by PNM, 28.8 percent by M-S-R and 8.475 percent by Farmington.

                                  EXHIBIT "A-1"
                          DEFINITIONAL CROSS-REFERENCES

        Term                                      Defined At*
- --------------------------------                  -----------

Available Operating Capacity                      O.A.   5.3

Capacity                                          O.A.   5.4

Construction Agreement                            Co-T.  5.7

Construction Costs                                C.A.   5.5

Co-Tenancy Agreement                              Co-T.  5.8

Energy                                            O.A.   5.17

Engineering and Operating Committee               O.A.   5.18

Minimum Net Generation                            O.A.   5.27

Operating Agent                                   O.A.   5.31

Operating Agreement                               Co-T.  5.16

Operating Emergency                               O.A.   5.33

Operating Insurance                               O.A.   5.35

Operating Work                                    O.A.   5.36

Power                                             O.A.   5.39

Project Insurance                                 C.A.   5.26

Project Manager                                   C.A.   5.27

Project Work                                      C.A.   5.28

San Juan Site                                     Co-T.  5.22

Switchyard Facilities                             Co-T.  5.23

Unit Participant                                  Co-T.  5.30
                                                  C.A.   5.39.1
                                                  O.A.   5.53.1

- ---------------
*NOTE:  "C.A."   = Construction Agreement
        "Co-T."  = Co-Tenancy Agreement
        "O.A."   = Operating Agreement

                                   EXHIBIT "B"

                        INSTRUMENT OF SALE AND CONVEYANCE

   PUBLIC SERVICE COMPANY OF NEW MEXICO, A New Mexico corporation ("PNM"), for consideration paid and the mutual covenants and agreements of the Parties contained in that certain Amended and Restated San Juan Unit 4 Purchase and Participation Agreement dated as of ______________, (the "Agreement"), which Agreement is incorporated herein by this reference, hereby grants, transfers, bargains, sells, and conveys to the INCORPORATED COUNTY OF LOS ALAMOS, NEW MEXICO, a body politic and corporate and a political subdivision existing under the Constitution and laws of the State of New Mexico (the "County"), the Transfer Interest, as defined in the Agreement, including all of the following:

   1. An undivided 7.20% interest in and to all of that certain commercially operating, coal-fired, steam electric generating unit, currently with a net rated capacity of 472 megawatts, described as the San Juan Unit 4, San Juan Generating Station (also called the "San Juan Project"), New Mexico ("Unit 4"), situated upon that certain real property located in San Juan County, New Mexico, which real property is described in Annex A attached hereto and incorporated herein by reference, together with an undivided 7.20% interest in all fixtures associated with Unit 4 including, but not limited to, the startup and step-up transformers, boiler, 616,700 kVA General Electric turbine generator, ash storage and unloading systems, cooling towers, control equipment, auxiliary equipment, and all other components of every kind and description affixed to Unit 4 and situate upon such real property.

   2. An undivided 7.20% interest in all auxiliary equipment, instruments, tools, and equipment (to the extent the cost of such tools and equipment is included in the Purchase Price or prepaid items), and construction work in progress, and all other components of every kind and description purchased or to be purchased for or in connection with Unit 4, including those Pollution Control Systems and Facilities associated with Unit 4 which are not common to other units at the San Juan Station, a portion of which systems and facilities are described in Annex B attached hereto and incorporated herein by reference.

   3. An undivided 2.175% interest in the "San Juan Project Agreements", as defined in the Agreement, and an undivided 7.20% interest in the "Unit No. 4 Contracts," which are all agreements that may exist solely for materials, equipment, facilities, and construction necessary for the completion of Unit 4.

   4. An undivided 3.612% interest in the fuel oil supply common to San Juan Units 3 and 4, and all of the facilities (personal property and fixtures) which are common only to San Juan Units 3 and 4 in service on the date hereof, as referenced in the San Juan Project Agreements, including the coal handling facilities, fuel oil system, and the Pollution Control Systems and Facilities associated with the San Juan Units 3 and 4, a portion of which systems and facilities are described in Annex B including, but not limited to, the SO2 system, chemical plant, crystallizors, condensate stripper, evaporators, centrifuges, dryers, storage silos, mixing tanks, load out facilities, control room and controls, pumps, blowers, and piping.

   5. An undivided 2.175% interest in the material and supply inventories and coal supply which are common to San Juan Units 1, 2, 3, and 4, and all of the facilities (personal property and fixtures) which are common to San Juan Units 1, 2, 3, and 4 in service on the date hereof, as referenced in the San Juan Project Agreements, including those Pollution Control Systems and Facilities associated with San Juan Units 1, 2, 3, and 4, a portion of which systems and facilities are described in Annex B and including, but not limited to, the raw water system, the water management system, and the support services complex, improvements and structures.

   6. This Instrument of Sale and Conveyance is intended to pass title as to the fixtures situate upon the real property described in Annex A, attached hereto, but is not intended to pass title to the underlying real property described in Annex A.

   This instrument of Sale and Conveyance is made with special warranty covenants subject to the following disclaimer:

   NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE BUILDINGS, OTHER STRUCTURES AND IMPROVEMENTS, FIXTURES AND PERSONAL PROPERTY HEREIN CONVEYED ARE HEREBY CONVEYED BY PNM TO THE COUNTY UPON AN "AS IS" AND "WHERE IS" BASIS. NEITHER PNM NOR ANY PERSON OR ENTITY OF ANY KIND OR NATURE WHATSOEVER ACTING FOR OR ON BEHALF OF PNM EITHER HAS MADE OR HEREBY MAKES ANY REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO THE VALUE, QUANTITY,

CONDITION SALEABILITY, OBSOLESCENCE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR USE OR WORKING ORDER THEREOF OR THAT THE USE OR OPERATION THEREOF WILL NOT VIOLATE PATENT, TRADEMARK OR SERVICE MARK RIGHTS OF ANY THIRD PARTIES. Notwithstanding the foregoing, the County shall have the benefit, in proportion to its interest in Unit 4, of all manufacturers' and vendors' warranties (to the extent such warranties are transferable or enforceable by PNM for the County's benefit) running to PNM in connection with the property herein conveyed.

   NOTWITHSTANDING THE FOREGOING IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT:
(1) PNM expressly covenants and warrants that title to the Ownership Interest is free from all former grants, sales, taxes, assessments, liens and encumbrances, except for "Permitted Encumbrances" as that term is defined in the Agreement and that PNM has not otherwise encumbered or alienated such interest; and (2) nothing contained herein shall be construed to relieve PNM from its duties and obligations under the Operating, Co-Tenancy and Construction Agreements relating to the San Juan Project, and under the Agreement.

   PNM, by execution and delivery of this instrument, and the County, by its acceptance of the within instrument, hereby expressly waive and renounce for the term of the Agreement, for themselves, their successors, transferees and assigns, any and all rights of any kind or nature whatsoever, legal or equitable, as a tenant in common in the property herein conveyed to partition and equitable accounting.

   This Instrument of Sale and Conveyance and the terms and conditions contained herein shall bind and inure to the benefit of the respective successors, assigns, trustees and representatives of PNM and the County.

   This Instrument of Sale and Conveyance shall be governed by and construed in accordance with the laws of the State of New Mexico.

   IN WITNESS THEREOF, PNM has caused this Instrument of Sale and Conveyance to be executed as of the ____ day of ________________ 19__.


                         PUBLIC SERVICE COMPANY OF NEW MEXICO,
                         a New Mexico Corporation

                         By:
                            ---------------------------------
STATE OF NEW MEXICO )
                    )  ss.
COUNTY OF BERNALILLO)

   The foregoing instrument was acknowledged before me this ___ day of_______ , 19__ by ______________, a Senior Vice President of Public Service Company of New Mexico, a New Mexico corporation, on behalf of said corporation.



                         ------------------------------------
                         NOTARY PUBLIC




My Commission Expires:

- ---------------------

                                     ANNEX A

                         DESCRIPTION OF SAN JUAN UNIT 4

                                 (REAL PROPERTY)

Three particular parcels of land situate in the Southeastern part of Section 17 and the central part of Section 20, Township 30 North, Range 15 West, NMPM, San Juan County, New Mexico, and being more particularly described as follows:

TRACT A - POWER PLANT

Beginning at a brass cap, a corner common to Sections 17, 16, 20, and 21, T.30N., R.15W., N.M.P.M.: thence S.58 degree 30'38"W., 2129.76 feet to the northeast corner of said tract and the true point of beginning; thence South,
285.72 feet to the southeast corner; thence West, 433.00 feet; thence North,
24.00 feet; thence West, 298.00 feet; thence South, 12.00 feet; thence West,
124.00 feet to the southwest corner; thence North, 120.00 feet; thence East,
75.00 feet; thence North, 153.72 feet to the northwest corner:  thence East,
780.00 feet to the northeast corner and true point of beginning.

Containing 5.146 acres more or less.

TRACT B - ASH HANDLING

Beginning at a brass cap, a corner common to Sections 17, 16, 20, and 21, T.30N., R.15W., N.M.P.M.: thence S.47 degree 14'48"W., 1637.72 feet to the

                                      B-A-1
northeast corner of said tract and the true point of beginning; thence South,
255.00 feet to the southeast corner; thence West 255.00 feet to the southwest corner; thence North 255.00 feed to the northwest corner; thence East 255.00 feed to the northeast corner and the true point of beginning.

Containing 1.493 acres more or less.

TRACT C - COOLING TOWER

Beginning at a brass cap, a corner common to Sections 17, 16, 20, and 21, T.30N., R.15W., N.M.P.M.: thence N.89 degree 39'10"W., 695.00 feet to the southeast corner of said tract and the true point of beginning; thence North,
281.58 feet to the northeast corner; thence West, 1087.00 feet to the northwest corner; thence South, 275.00 feet to the southwest corner; thence S.89 degree 39'10"E., 1087.02 feet to the southeast corner and true point of beginning.

Containing 6.945 acres more or less.

NOTE: Bearings are based on the New Mexico State Plane Coordinate System, West Zone. Distances are true ground dimensions.


                                      B-A-2

                                     ANNEX B

                    DESCRIPTION OF A PORTION OF THE POLLUTION

                         CONTROL SYSTEMS AND FACILITIES

The Pollution Control Systems and Facilities consist, in part, of various systems to abate or control atmospheric pollution resulting from the generation of electricity by Unit 4 of the San Juan Generating Station (also called the San Juan Project).

NITROGEN OXIDES REDUCTION SYSTEM - Low heat input burners with two storage combustion firing and over-fire air ports in addition to duct work, dampers, fans and motors for gas recirculation, all to reduce NOx emissions by reducing flame temperatures and diluting combustion air.

DUST SUPPRESSION SYSTEM - Pipes, pumps, pipe nozzles, tanks, and associated equipment to spray water over coal transfer points in order to control the escape of coal dust into the atmosphere.

SULFUR OXIDE REMOVAL SYSTEM - The sulfur oxide removal system is a regenerative system and is designed to reduce emissions of sulfur oxides to permissible levels. The regenerative system utilizes a sodium solution reagent as the absorbing agent and produces sulfuric acid or other marketable or environmentally acceptable end product. The system includes material-handling and by-product or waste disposal facilities.


                                      B-B-1

ELECTROSTATIC PRECIPITATOR - A high efficiency electrostatic precipitator for Unit 4 along with associated structural supports and duct work, to remove fly ash from flue gas exiting the steam boiler.

ASH HANDLING SYSTEM - A pneumatic system including blower, valves, pipes, storage silos, unloading facilities, associated structural supports and controls to transfer and store fly ash collected from the steam generator economizer and precipitator hoppers. The system also includes dewatering tanks and storage bins utilized for the preparation and storage of bottom ash immediately prior to final disposal.

WATER MANAGEMENT SYSTEM - The water management system consists of equipment common to all four units necessary to supply and treat all plant water requirements, including demineralizer boiler/feedwater makeup as well as to treat all plant drains, sanitary system effluent, and wastewater streams, including cooling tower blow down for reuse within the generating complex or for ultimate disposal to on site evaporation ponds to accomplish "zero water discharge."

The water management system includes evaporation ponds, brine concentrators, oxidation towers, drainage and run-off capture facilities and instrumentation to regulate and assist in the operation of such facilities.


                                      B-B-2

                                   EXHIBIT "C"

                              EASEMENT AND LICENSE

   PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM"), a New Mexico corporation, and TUCSON ELECTRIC POWER COMPANY ("TEP"), an Arizona corporation authorized to transact business in New Mexico ("Grantors"), for consideration paid, grant to Los Alamos County, a political subdivision existing under the constitution and laws of the State of New Mexico (the "County") ("Grantee"), an easement in and to all of the real estate, premises and leasehold interests described in that certain Co-Tenancy Agreement between PNM and TEP (formerly "Tucson Gas and Electric Company"), dated February 15, 1972, and filed in the records of San Juan County, New Mexico, February 23, 1972, in Book 694 at Page 171 ET SEQ., as modified by Modification No. 1 dated May 16, 1979, Modification No. 2 dated December 31, 1983, Modification No. 3 dated July 17, 1984, Modification No. 4 dated October 25, 1984, and Modification No. 5 dated _________, to the extent necessary for the purpose of allowing Grantee, the County, to own, enter upon and inspect, and the Operating Agent, as agent for Grantee, to operate Grantee's undivided 7.20 percent interest in Unit 4 of the San Juan Generating Station (also called the San Juan Project) pursuant to that certain Amended and Restated San Juan Unit 4 Purchase and Participation Agreement dated ____________, ("the Agreement"), between PNM and the County, together with an irrevocable license to bring upon such real estate, premises and leasehold interests, store and process coal, fuel and water, upon payment of the charges appropriate therefor pursuant to the terms of the Agreement, required to operate the Grantee's 7.20 percent undivided interest in Unit 4.

   This easement and license shall continue for the entire term of the Agreement and for any renewal or extension thereof or for any additional period in which the owners of Unit 4 of the San Juan Generating Station maintain Unit 4 as an operational unit, and shall be binding alike upon the Grantors, their successors and assigns.

   IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the ___ day of ____________, 19__.

                         PUBLIC SERVICE COMPANY OF NEW MEXICO,
                         a New Mexico Corporation

                         By:
                             --------------------------------


                         TUCSON ELECTRIC POWER COMPANY,
                         an Arizona Corporation


                         By:
                             --------------------------------

STATE OF NEW MEXICO )
                      ss.
COUNTY OF BERNALILLO)

   The above and foregoing document was acknowledged before me this __ day of _______________, 19__, by_______________________, a Senior Vice President of
Public Service Company of New Mexico, a New Mexico Corporation, on behalf of said corporation.


                         ------------------------------------
                         NOTARY PUBLIC


My Commission Expires:

- ---------------------

STATE OF ARIZONA)
                  ss.
COUNTY OF PIMA  )

   The above and foregoing document was acknowledged before me this __ day of ____________________, 19__ by ___________________,______________________ of
Tucson Electric Power Company, an Arizona corporation, on behalf of said corporation.



                         ------------------------------------
                         NOTARY PUBLIC

My Commission Expires:

- ---------------------

                                   EXHIBIT D-1

                               OPINION OF COUNSEL

[The following form of opinion to be rendered at closing may be modified as counsel may deem necessary, subject to PNM's acceptance, which shall not be unreasonably withheld.]

                                             , 1985
                              ---------------

Public Service Company of New Mexico
Alvarado Square
Albuquerque, NM  87158

Subject:  Amended and Restated San Juan Unit 4
          Purchase and Participation Agreement dated as of __________________, Between Public
          Service Company of New Mexico and the
          Incorporated County of Los Alamos

Gentlemen:

   The undersigned, attorney for the Incorporated County of Los Alamos, New Mexico, a body politic and corporate, existing as a political subdivision under the constitution and laws of the State of New Mexico ("the County"), and special counsel for the County in connection with legal matters pertaining to the Amended and Restated San Juan Unit 4 Purchase and Participation Agreement ("Amended and Restated Purchase and Participation Agreement") dated as of __________________, between Public


                                      D-1-1

Service Company of New Mexico, a New Mexico corporation ("PNM"), and the County. We have been requested by our client the County to provide you with this opinion. Unless otherwise defined herein or the context hereof requires, each item herein with its initial letter capitalized has the meaning given to such term in the Amended and Restated Purchase and Participation Agreement.

   In this connection, we have examined such certificates of public officials, such certificates of officers of the County, and the originals or copies certified to our satisfaction of all such corporate documents and records of the County, and such other documents, records and papers, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals or all documents submitted to us as certified, photocopied or conformed copies, and the authenticity of the originals of all such latter documents. We have relied upon such certificates of public officials and such certificates and statements of officers of the County with respect to the accuracy of material factual matters contained therein, which were not independently established by the undersigned, including the representations and warranties of the County contained in the Amended and Restated Purchase and Participation Agreement.


                                      D-1-2

   Based upon the foregoing, it is our opinion that as of the date hereof:

   1. The County is a body politic and corporate, existing as a political subdivision under the constitution and laws of the State of New Mexico, and has the requisite power and authority to purchase the Transfer Interest.

   2. The execution, delivery and performance of the Amended and Restated Purchase and Participation Agreement by the County has been duly and effectively authorized by all requisite action of the County.

   3. The County has full power and authority to execute the Amended and Restated Purchase and Participation Agreement, and the Amended and Restated Purchase and Participation Agreement has been duly executed and delivered by the County and is the valid and binding obligation of the County, enforceable against the County in accordance with its terms. The County has adopted an ordinance authorizing the issuance of revenue bonds to finance the acquisition of the Transfer Interest and such ordinance has become effective in accordance with Section 3-31-4 NMSA 1978.

   4. The County has obtained from the New Mexico Public Service Commission ("NMPSC") all consents and approvals necessary for the execution, delivery and performance of the Amended and Restated Purchase and Participation Agreement. In our opinion, such consents and approvals of the NMPSC, other than other consents and approvals already obtained,


                                      D-1-3
constitute all regulatory or other governmental approvals required of the County to fully perform its obligations under the Amended and Restated Purchase and Participation Agreement. To the best of our knowledge, no appeal of the NMPSC approval has been undertaken and in our opinion, the statutory period for appeal has expired.

   5. To the best of our knowledge, the execution and delivery of the Amended and Restated Purchase and Participation Agreement and compliance with the provisions thereof will not conflict with or constitute on the part of the County a breach of or a default under any existing law, court or administrative regulation, decree or order to which the County is subject to any agreement, ordinance, indenture, mortgage, lease or other instrument by which the County is or may be bound.

   6. To the best of our knowledge, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any public board or body pending or, to our knowledge, threatened against or affecting the County, or to our knowledge, any basis therefor, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the County's performance of the transactions contemplated by the Amended and Restated Purchase and Participation Agreement or on its obligations thereunder.

   The opinions expressed herein relating to the enforceability of the rights and remedies provided in the Amended and Restated Purchase and Participation Agreement are qualified to the extent that such rights and remedies (i) may be limited by bankruptcy, insolvency, reorganization,


                                      D-1-4
moratorium or other similar laws heretofore or hereafter enacted affecting the creditors' rights, to the extent constitutionally applicable, (ii) may be subject to the exercise of judicial discretion in accordance with general principles of equity, (iii) may be subject to the valid exercise of the sovereign police powers of the State of New Mexico or (iv) may be subject to the constitutional powers of the United States of America or the State of New Mexico.

   The opinions expressed herein are for the sole use of PNM and may be relied upon only by PNM, its counsel, bond counsel for the County and the County's underwriters counsel.

Our opinion is not to be circulated, quoted, or otherwise relied upon by any other party except with our prior written consent.

                                   Very truly yours,



                                   Rodey, Dickason, Sloan, Akin & Robb, P.A.



                              By:
                                  ------------------------------------


                                      D-1-5

                                   EXHIBIT D-2

                               OPINION OF COUNSEL

                     [Letterhead of Keleher & McLeod, P.A.]

[The following form of opinion to be rendered at closing may be modified as counsel may deem necessary, subject to the County's acceptance, which shall not be unreasonably withheld.]

                                             , 1985
                              ---------------

Incorporated County of Los Alamos
Post Office Box 30
Los Alamos, New Mexico  87544

Gentlemen:

   We have acted as counsel for Public Service Company of New Mexico, a New Mexico corporation ("PNM"), in connection with legal matters pertaining to the Amended and Restated San Juan Unit 4 Purchase and Participation Agreement ("Amended and Restated Purchase and Participation Agreement"), dated as of ___________________, between PNM and the Incorporated County of Los Alamos, a body politic and corporate existing as a political subdivision under the laws of the State of New Mexico (the "County"). We have been requested by our client, PNM, to provide you with this opinion. Unless otherwise defined herein or the context hereof


                                      D-2-1
requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Amended and Restated Purchase and Participation Agreement.

   In this connection, we have examined such certificates of public officials, such certificates of officers of PNM, and the originals or copies certified to our satisfaction of all such corporate documents and records of PNM, and such other documents, records and papers, including copies of Orders issued by the New Mexico Public Service Commission ("NMPSC") in Case 1923 and in Case 1925 and by the Federal Energy Regulatory Commission ("FERC") in Docket No. EC 85-2-000 as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photocopied or conformed copies, and the authenticity of the originals of all such latter documents. We have relied upon such certificates of public officials and such certificates and statements of officers of PNM with respect to the accuracy of material factual matters contained therein, which were not independently established by Keleher & McLeod, P.A., including the representations and warranties of PNM contained in the Amended and Restated Purchase and Participation Agreement.


                                      D-2-2

   Based upon the foregoing, we are of the opinion that as of the date hereof:

   1. PNM is a corporation duly organized, validly existing and in good standing as a public utility under the laws of the State of New Mexico and has corporate power and authority to carry on its business as it is presently being conducted, to own its undivided ownership interest in Unit 4, and to sell to the County the Transfer Interest.

   2. The execution, delivery, and performance of the Amended and Restated Purchase and Participation Agreement by PNM have been duly and effectively authorized by all requisite corporate action.

   3. PNM has full power and authority to execute the Amended and Restated Purchase and Participation Agreement, and the Amended and Restated Purchase and Participation Agreement has been duly executed and delivered by PNM and is the valid and binding obligation of PNM, enforceable against PNM in accordance with its terms.

   4. PNM has obtained from the NMPSC and the FERC all consents and approvals necessary for the execution, delivery and performance of the Amended and Restated Purchase and Participation Agreement. In our opinion, such consents and approvals of the NMPSC and the FERC constitute all regulatory or other governmental approvals required of PNM to fully perform its obligations under the Amended and Restated Purchase and


                                      D-2-3

Participation Agreement. To the best of our knowledge, no appeal of either the NMPSC or FERC approval has been taken and in our opinion the statutory period for appeal has expired.

   5. To the best of our knowledge, the execution and delivery of the Amended and Restated Purchase and Participation Agreement by PNM and compliance with the provisions thereof will not conflict with or constitute on the part of PNM a breach of or a default under existing law, court or administrative regulation, decree or order to which PNM is presently subject, or any existing agreement, ordinance, indenture, mortgage, lease or other instrument by which PNM is presently bound.

   6. To the best of our knowledge, all releases, release of liens, trusts, mortgages and encumbrances, except Permitted Encumbrances, consents, and approvals, including the release by IRVING TRUST COMPANY of the lien created under the PNM Indenture, necessary to the execution, delivery and performance of the Amended and Restated Purchase and Participation Agreement by PNM have been obtained.

   7. Except as set forth in reports filed by PNM with the Securities and Exchange Commission on Forms 10-K, 10-Q, or 8-K, for the period ending December 31, 1982 through the date of this letter, to the best of our knowledge, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any public board or body pending or, to our knowledge, threatened against or affecting PNM, or to our knowledge, any basis therefor, wherein any unfavorable decision,


                                      D-2-4
ruling or finding would have a material adverse effect on PNM's performance of the transactions contemplated by the Amended and Restated Purchase and Participation Agreement or on its obligations hereunder.

   The opinions expressed herein relating to the enforceability of the rights and remedies provided in the Amended and Restated Purchase and Participation Agreement are qualified to the extent that such rights and remedies (i) may be limited to bankruptcy, insolvency, reorganization, moratorium or other similar laws heretofore or hereafter enacted affecting creditors' rights, (ii) may be subject to the exercise of judicial discretion in accordance with general principles of equity, (iii) may be subject to the valid exercise of the sovereign police powers of the State of New Mexico, and (iv) may be subject to the constitutional powers of the United States of America or the State of New Mexico.

   The opinions expressed herein are for the sole use of the County and may be relied upon only by the County and its counsel. Our opinion is not to be circulated, quoted or otherwise relied upon by any other party except with our prior written consent.

                         Yours very truly,

                         KELEHER & MCLEOD, P.A.


                         By:
                            ------------------------


                                      D-2-5

                                    EXHIBIT E
                   THE COUNTY'S ESTIMATED NET BOOK INVESTMENT
           ACTUALS THROUGH JULY 31, 1984 - BUDGETED THROUGH COMPLETION

                                                                   L.A.'S         L.A.'S                          L.A.'S
                                                   L.A.'S          ACTUAL         ACTUAL          L.A.'S        ESTIMATED
                                               NET BOOK VALUE   EXPENDITURES   DEPRECIATION   NET BOOK VALUE   EXPENDITURES
  IA           DESCRIPTION                        12/31/83      1/84 - 7/84    1/84 - 7/84        7/31/84      8/84 - 12/84
  --           -----------                     --------------   ------------   ------------   --------------   ------------
6050  WCC Coal Water Supply Handling Facility      $1,655.99          $0.00        ($25.06)        $1,630.93         $0.00
6051  602A Air Monitoring                          70,787.34        (553.17)          0.00         70,234.17          0.00
6052  Reservoir Raising                           164,610.08           0.00      (2,491.03)       162,119.05          0.00
6079  Automatic Generation Control                  1,008.81           0.00         (15.12)           993.69          0.00
6091  San Juan Paving                              16,271.36       8,365.24        (184.10)        24,452.50     52,166.00
6094  1980 Construction Budget Item                25,137.18           0.00        (855.89)        24,281.29          0.00
6184  San Juan Auxiliary Power Improvements       148,506.14     (10,564.83)     (2,427.88)       135,513.43          0.00
6185  San Juan Acid Plant                         231,414.53         440.10      (9,473.29)       222,381.34          0.00
6194  1981 Construction Budget Items               17,863.24          85.37        (682.15)        17,266.46          0.00
6282  Power Plant Maint. Information System        10,778.64         962.18           0.00         11,740.82          0.00
6294  1982 Construction Budget Items               29,671.68         901.69        (664.28)        29,909.09      1,678.00
6295  1983 Construction Budget Items               65,557.70       7,691.68        (532.54)        72,716.84     13,456.00
6349  Unit 4 Close-Out Items                        5,371.05       3,421.53           0.00          8,792.58      6,525.00
6360  Units 3 & 4 SO2 Close-Out Items                 959.61       3,317.49           0.00          4,277.10      4,132.00
6361  Raw Water & Fire Prot. Supply Project         5,593.21       2,142.36           0.00          7,735.57     12,857.00
6394  1983 Construction Budget Items               50,759.58       5,776.61          (4.86)        56,531.33      3,009.00
6395  1983 Construction Budget Items               12,438.93      15,066.35          (9.45)        27,495.83      9,394.00
6396  1983 Construction Budget Items                4,540.21       9,718.77           0.00         14,258.98      3,415.00
6398  Materials Management System                   6,050.38           0.00         (23.73)         6,026.65          0.00
6441  Unit 4 Common in Unit 3 Utility           1,471,536.35           0.00     (23,740.01)     1,447,796.34          0.00
6442  Unit 4 Utility                           20,895,298.88      (3,091.87)   (317,463.44)    20,574,743.55          0.00
6444  Unit 4 Boilerwork                                 0.00      33,552.77           0.00         33,552.77     30,606.00
6445  Expansion Joints                                  0.00      59,854.84           0.00         59,854.84          0.00
6446  Capitalized Spare Parts                           0.00      20,002.72           0.00         20,002.72          0.00
6490  1984 Construction Budget Items                    0.00       4,691.68           0.00          4,691.68      1,794.00
6494  1984 Construction Budget Items                    0.00       5,889.58           0.00          5,889.58     24,883.00
6495  1984 Construction Budget Items                    0.00      25,108.36           0.00         25,108.36          0.00
6496  1984 Construction Budget Items                    0.00         488.64           0.00            488.64          0.00
6561  Unit 4 Common in Unit 3 Environmental        17,396.33           0.00        (272.72)        17,123.61          0.00
6562  Unit 4 Environmental                      7,630,217.62           0.00    (115,944.89)     7,514,272.73          0.00
6760  Unit 4 Common in Unit 3 SO2                  31,337.64           0.00      (1,743.35)        29,594.29          0.00
6761  Units 3 and 4 Wastewater                    922,509.93         818.55     (44,957.25)       878,371.23          0.00
6894  1978 Construction Budget Items                  618.27           0.00         (25.62)           592.65          0.00
6898  1978 Construction Budget Items                  836.71           0.00         (23.52)           813.19          0.00
6962  Water Management Study                    1,885,337.16     210,275.04     (32,450.11)     2,063,162.09     81,838.00
6963  Unit 4 SO2                                4,741,736.83      (1,820.16)   (197,090.45)     4,542,826.22          0.00
6985  1979 CBIs and Const. Support Facility       277,539.14         915.71      (4,123.03)       274,331.82          0.00
6994  1979 Construction Budget Items                9,985.66           0.00        (458.36)         9,527.30          0.00
6998  1979 Construction Budget Items                1,347.77           0.00         (44.73)         1,303.04          0.00
7094  1980 Retirement Budget Items                     (2.09)          0.00           0.00             (2.09)         0.00
7098  Removal of Old Support Facility                 964.44         138.77           0.00          1,103.21          0.00
7181  San Juan Transformer Fire Retirement             38.67           0.00           0.00             38.67          0.00
7294  1982 Retirement Budget Items                    (30.26)          0.00           0.00            (30.26)         0.00
7394  1983 Retirement Budget Items                     (1.63)        (12.00)          0.00            (13.63)         0.00
7445  Retirement Expansion Joints                       0.00           0.00           0.00              0.00     14,353.00
7460  Retirement Reverse Osmosis                        0.00           0.00           0.00              0.00      4,631.00
7494  1984 Retirement Budget Items                      0.00           0.00           0.00              0.00       (198.00)
7681  Reverse Osmosis Building Demolition             (63.06)          0.00           0.00            (63.06)         0.00
                                              ---------------  -------------  -------------  ----------------  ------------
                                               38,755,580.00     403,584.00    (755,726.86)    38,403,437.14    264,539.00
                                              ---------------  -------------  -------------  ----------------  ------------
                                              ---------------  -------------  -------------  ----------------  ------------

                                                                    L.A.'S     L.A.'S SHARE   L.A.'S SHARE
                                                   L.A.'S          ESTIMATED   OF RETENTION   OF ESTIMATED       L.A.'S
                                                 ESTIMATED           BOOK      AND PAYABLES   EXPENDITURES   ESTIMATED BOOK
                                                DEPRECIATION         VALUE       7/31/84         1/84 -       VALUE THROUGH
  IA           DESCRIPTION                      8/84 - 12/84       12/31/84      BALANCE       COMPLETION      COMPLETION
  --           -----------                      ------------      -----------  ------------   ------------   --------------
6050  WCC Coal Water Supply Handling Facility        ($17.90)       $1,613.03        $0.00          $0.00        $1,613.03
6051  602A Air Monitoring                               0.00        70,234.17         0.00           0.00        70,234.17
6052  Reservoir Raising                            (1,779.31)      160,339.74         0.00           0.00       160,339.74
6079  Automatic Generation Control                    (10.80)          982.89         0.00           0.00           982.89
6091  San Juan Paving                                (131.50)       76,487.00     6,759.54      23,173.00       106,419.54
6094  1980 Construction Budget Item                  (611.35)       23,669.94         0.00           0.00        23,669.94
6184  San Juan Auxiliary Power Improvements        (1,734.20)      133,779.23         0.00           0.00       133,779.23
6185  San Juan Acid Plant                          (6,766.63)      215,614.71         0.00           0.00       215,614.71
6194  1981 Construction Budget Items                 (487.25)       16,779.21         0.00           0.00        16,779.21
6282  Power Plant Maint. Information System             0.00        11,740.82         0.00           0.00        11,740.82
6294  1982 Construction Budget Items                 (474.49)       31,112.60        45.10           0.00        31,157.70
6295  1983 Construction Budget Items                 (380.39)       85,792.45       121.54           0.00        85,913.99
6349  Unit 4 Close-Out Items                            0.00        15,317.58       627.91      19,825.00        35,770.49
6360  Units 3 & 4 SO2 Close-Out Items                   0.00         8,409.10        84.28       5,418.00        13,911.38
6361  Raw Water & Fire Prot. Supply Project             0.00        20,589.10         0.86           0.00        20,589.96
6394  1983 Construction Budget Items                   (3.47)       59,533.58       307.89           0.00        59,841.47
6395  1983 Construction Budget Items                   (6.75)       36,889.83     1,141.66           0.00        38,031.49
6396  1983 Construction Budget Items                    0.00        17,657.03      (432.56)          0.00        17,224.47
6398  Materials Management System                     (16.95)      (10,930.50)        0.00           0.00       (10,930.50)
6441  Unit 4 Common in Unit 3 Utility             (16,957.15)    1,221,036.74         0.00           0.00     1,221,036.74
6442  Unit 4 Utility                             (226,759.60)   20,574,743.55       (69.96)          0.00    20,574,673.59
6444  Unit 4 Boilerwork                                 0.00        64,158.77    12,965.30         722.00        77,846.07
6445  Expansion Joints                                  0.00        59,854.84        98.01           0.00        59,952.85
6446  Capitalized Spare Parts                           0.00        20,002.72         0.00           0.00        20,002.72
6490  1984 Construction Budget Items                    0.00         6,485.68         0.00           0.00         6,485.68
6494  1984 Construction Budget Items                    0.00        30,772.58       223.05           0.00        30,995.63
6495  1984 Construction Budget Items                    0.00        25,108.36       863.92           0.00        25,972.28
6496  1984 Construction Budget Items                    0.00           488.64         0.00           0.00           488.64
6561  Unit 4 Common in Unit 3 Environmental          (194.80)       16,928.81         0.00           0.00        16,928.81
6562  Unit 4 Environmental                        (82,817.78)    7,431,454.95         0.00           0.00     7,431,454.95
6760  Unit 4 Common in Unit 3 SO2                  (1,245.25)       28,349.04         0.00           0.00        28,349.04
6761  Units 3 and 4 Wastewater                    (32,112.32)      846,258.91        36.74           0.00       846,295.65
6894  1978 Construction Budget Items                  (18.30)          574.35         0.00           0.00           574.35
6898  1978 Construction Budget Items                  (16.80)          796.39         0.00           0.00           796.39
6962  Water Management Study                      (23,178.65)    2,121,821.44    16,340.10      98,357.00     2,236,518.54
6963  Unit 4 SO2                                 (140,778.89)    4,402,047.33         0.00           0.00     4,402,047.33
6985  1979 CBIs and Const. Support Facility        (2,945.02)      271,386.80        22.68           0.00       271,409.48
6994  1979 Construction Budget Items                 (327.40)        9,199.90         0.00           0.00         9,199.90
6998  1979 Construction Budget Items                  (31.95)        1,271.09         0.00           0.00         1,271.09
7094  1980 Retirement Budget Items                      0.00            (2.09)        0.00           0.00            (2.09)
7098  Removal of Old Support Facility                   0.00         1,103.21        14.94           0.00         1,118.15
7181  San Juan Transformer Fire Retirement              0.00            38.67         0.00           0.00            38.67
7294  1982 Retirement Budget Items                      0.00           (30.26)        0.00           0.00           (30.26)
7394  1983 Retirement Budget Items                      0.00           (13.63)        0.00           0.00           (13.63)
7445  Retirement Expansion Joints                       0.00        14,353.00         0.00           0.00        14,353.00
7460  Retirement Reverse Osmosis                        0.00         4,631.00         0.00           0.00         4,631.00
7494  1984 Retirement Budget Items                      0.00          (198.00)        0.00           0.00          (198.00)
7681  Reverse Osmosis Building Demolition               0.00           (63.06)        0.00           0.00           (63.06)
                                               --------------  ---------------  -----------  -------------  ---------------
                                                 (539,804.90)   38,128,171.24    39,151.00     147,495.00    38,314,817.24
                                               --------------  ---------------  -----------  -------------  ---------------
                                               --------------  ---------------  -----------  -------------  ---------------

                                    EXHIBIT F

                         The County's Estimated Share of
                                Prepaid Items as
                            of December 31, 1984 (1)

 FERC
Account
Number                          Item                   County's Share
- -------                         ----                   --------------
128                 Insurance Deposits                 $    3,926.36

151                 Fuel Stock                            739,978.66

154                 Materials and Supplies                558,395.79

165                 Prepaids                               10,419.61

163                 Stores Expense Undistributed           40,953.46

183                 Preliminary Engineering                30,132.57

186                 Deferred Debits                        (1,781.90)
                                                       -------------
                      Subtotal                         $1,382,024.55

                      Less:  232 Payables (2)            (241,573.08)
                             253 Retentions (2)
                                                      -------------
                      Totals                          $1,140,451.47

- -------------------
(1) Reflects actual balances as of July 31, 1984, and no attempt has been made to project increases or decreases which may occur prior to the date of Closing due to the volatility of inventory levels.

(2)  These amounts would represent future cash flows to the County.